                                                                     EXHIBIT 2.1


================================================================================


                              COMBINATION AGREEMENT


                                 BY AND BETWEEN


                        THE MEN'S WEARHOUSE, INC. ("TMW")

                                       AND

                        GOLDEN MOORES COMPANY ("CANCO"),
                        A WHOLLY OWNED SUBSIDIARY OF TMW,

                                       AND

                         MOORES RETAIL GROUP INC. ("MG")

                                       AND

                             THE SHAREHOLDERS OF MG





                                NOVEMBER 18, 1998


================================================================================

                                TABLE OF CONTENTS

ARTICLE I.
         SHARE RESTRUCTURING PLAN.................................................................................1
         1.1      SHARE RESTRUCTURING PLAN........................................................................1
         1.2      DETERMINATION OF EXCHANGE RATIO.................................................................2
         1.3      OTHER EFFECTS OF THE SHARE RESTRUCTURING........................................................3
         1.4      CURRENCY........................................................................................3

ARTICLE II.
         REPRESENTATIONS AND WARRANTIES OF MG.....................................................................3
         2.1      ORGANIZATION AND STANDING.......................................................................3
         2.2      AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS........................................4
         2.3      GOVERNMENTAL CONSENTS...........................................................................4
         2.4      CAPITALIZATION..................................................................................5
         2.5      FINANCIAL STATEMENTS............................................................................5
         2.6      LIABILITIES.....................................................................................6
         2.7      INFORMATION SUPPLIED............................................................................6
         2.8      NO DEFAULTS.....................................................................................7
         2.9      LITIGATION; INVESTIGATIONS......................................................................7
         2.10     ABSENCE OF CERTAIN CHANGES AND EVENTS...........................................................7
         2.11     ADDITIONAL MG INFORMATION.......................................................................8
         2.12     CERTAIN AGREEMENTS..............................................................................9
         2.13     EMPLOYEE BENEFIT PLANS..........................................................................9
         2.14     INTELLECTUAL PROPERTY..........................................................................11
         2.15     TITLE TO AND CONDITION OF PROPERTIES...........................................................11
         2.16     FACTORY OPERATIONS AND CAPACITY................................................................12
         2.17     ENVIRONMENTAL MATTERS..........................................................................12
         2.18     COMPLIANCE WITH OTHER LAWS.....................................................................14
         2.19     TAXES..........................................................................................14
         2.20     INVENTORY......................................................................................15
         2.21     CREDIT ITEMS...................................................................................15
         2.22     VOTE REQUIRED..................................................................................15
         2.23     POOLING MATTERS................................................................................15
         2.24     BROKERS AND FINDERS............................................................................15
         2.25     DISCLOSURE.....................................................................................15
         2.26     POOLING OPINION................................................................................15
         2.27     RESTRICTIONS ON BUSINESS ACTIVITIES............................................................15
         2.28     [INTENTIONALLY OMITTED]........................................................................16

ARTICLE II-B
         REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS......................................................16
         2.29     NO LIENS.......................................................................................16
         2.30     EFFECT OF AGREEMENT ON SHAREHOLDERS............................................................16
         2.31     AUTHORIZATION..................................................................................16
         2.32     NO UNTRUE STATEMENTS...........................................................................17
         2.33     BROKERS........................................................................................17
         2.34     NO AFFILIATE OBLIGATIONS.......................................................................17
         2.35     INVESTMENT PURPOSE; ACCREDITED INVESTOR........................................................17
         2.36     INDEBTEDNESS AND AGREEMENTS....................................................................17
         2.37     POOLING MATTERS................................................................................17
         2.38     RESIDENCE......................................................................................18
         2.39     CAPITAL PROPERTY...............................................................................18

ARTICLE III.
         REPRESENTATIONS AND WARRANTIES OF TMW...................................................................18
         3.1      ORGANIZATION AND STANDING......................................................................18
         3.2      AGREEMENT AUTHORIZED AND ITS EFFECTS ON OTHER OBLIGATIONS......................................19
         3.3      GOVERNMENTAL CONSENTS..........................................................................19
         3.4      CAPITALIZATION.................................................................................20
         3.5      LITIGATION; INVESTIGATIONS.....................................................................20
         3.6      VOTE REQUIRED..................................................................................20
         3.7      BROKERS AND FINDERS............................................................................20
         3.8      INFORMATION SUPPLIED...........................................................................21
         3.9      AUTHORIZATION FOR TMW COMMON STOCK.............................................................21
         3.10     SEC DOCUMENTS..................................................................................21
         3.11     DISCLOSURE.....................................................................................21
         3.12     POOLING MATTERS................................................................................21
         3.13     POOLING OPINION................................................................................22
         3.14     NO DEFAULTS....................................................................................22

ARTICLE IV.
         OBLIGATIONS PENDING EFFECTIVE DATE......................................................................22
         4.1      AGREEMENTS OF TMW, CANCO AND MG................................................................22
         4.2      ADDITIONAL AGREEMENTS OF MG....................................................................23
         4.3      ADDITIONAL AGREEMENTS OF TMW...................................................................26
         4.4      REGISTRATION STATEMENT.........................................................................26
         4.5      PUBLIC ANNOUNCEMENTS...........................................................................27
         4.6      COMFORT LETTERS................................................................................28
         4.7      EXPENSES.......................................................................................28
         4.8      ADDITIONAL AGREEMENTS BY SHAREHOLDERS..........................................................28
         4.9      INVENTORY RECONCILIATION.......................................................................28
         4.10     DEBT REPAYMENT.................................................................................28
         4.11     CERTAIN LEASES.................................................................................29
         4.12     MG DISCLOSURE LETTER...........................................................................29

         4.13     OPTIONHOLDERS AGREEMENT TO EXCHANGE OPTIONS....................................................29
         4.14     TAX CERTIFICATES...............................................................................29

ARTICLE V.
         CONDITIONS PRECEDENT TO OBLIGATIONS.....................................................................30
         5.1      CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY..............................................30
                  (a)      Consents of Certain Parties in Privity................................................30
                  (b)      No Legal Action.......................................................................30
                  (c)      Commissions, etc......................................................................30
                  (d)      SEC Matters...........................................................................30
                  (e)      Listings..............................................................................30
                  (f)      Optionholders.........................................................................30
                  (g)      Tax Certificates......................................................................30
                  (h)      Authorization for Exchangeable Shares.................................................31
         5.2      CONDITIONS PRECEDENT TO OBLIGATIONS OF MG AND THE SHAREHOLDERS.................................31
                  (a)      Representations and Warranties........................................................31
                  (b)      Covenants.............................................................................31
                  (c)      Certificate...........................................................................31
                  (d)      Opinion of TMW Counsel................................................................32
                  (e)      Affiliates Agreements.................................................................32
                  (f)      Certificates and Resolutions..........................................................32
                  (g)      Aggregate Value.......................................................................32
                  (h)      Termination of Employment Agreements..................................................32
         5.3      CONDITIONS PRECEDENT TO OBLIGATIONS OF TMW.....................................................32
                  (a)      Representations and Warranties........................................................32
                  (b)      Covenants.............................................................................32
                  (c)      Certificate...........................................................................32
                  (d)      Opinion of MG Counsel.................................................................32
                  (e)      Pooling Matters.......................................................................33
                  (f)      Agreed Upon Procedures Report and Comfort Letter......................................33
                  (g)      Affiliates Agreements.................................................................33
                  (h)      Options Exchanged.....................................................................33
                  (i)      Amounts to be Paid by Zelnik and Kreisler.............................................33
                  (j)      Certificate of the Chief Financial Officer............................................33
                  (k)      Letter Regarding Debt Referred to in Section 2.2(b)...................................33
                  (l)      Certificates and Resolutions..........................................................33
                  (m)      [Intentionally Omitted]...............................................................34
                  (n)      Termination Agreements................................................................34
                  (o)      Resignations..........................................................................34
                  (p)      Non-Competition and Confidentiality Agreements........................................34
                  (q)      Accounts Payable......................................................................34
                  (r)      Repayment of Debt.....................................................................34
                  (s)      Release of Liens......................................................................34
                  (t)      Lease Consents........................................................................34
                  (u)      Union Negotiations....................................................................34
                  (v)      Share Allocation......................................................................35

                  (w)      Furman Selz Letter....................................................................35
                  (x)      Inventory Levels......................................................................35
                  (y)      Hazardous Materials...................................................................35
                  (z)      Termination of Certain Employees......................................................35

ARTICLE VI.
         OBLIGATIONS OF PARTIES AFTER CLOSING....................................................................35
         6.1      POST-CLOSING CONFIDENTIALITY...................................................................35
         6.2      NO SOLICITATION OF EMPLOYEES...................................................................35

ARTICLE VII.
         TERMINATION.............................................................................................36
         7.1      TERMINATION....................................................................................36
         7.2      NOTICE OF TERMINATION..........................................................................37
         7.3      EFFECT OF TERMINATION..........................................................................37

ARTICLE VIII.
         ADDITIONAL AGREEMENTS...................................................................................37
         8.1      THE CLOSING....................................................................................37
         8.2      ANCILLARY DOCUMENTS/RESERVATION OF SHARES......................................................37
         8.3      AFFILIATE AGREEMENTS...........................................................................38
         8.4      SAFE INCOME CALCULATION........................................................................38

ARTICLE IX.
         MISCELLANEOUS...........................................................................................38
         9.1      NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................................................38
         9.2      NOTICES........................................................................................39
         9.3      ARBITRATION....................................................................................40
         9.4      INTERPRETATION.................................................................................42
         9.5      KNOWLEDGE......................................................................................42
         9.6      WAIVER AND AMENDMENT...........................................................................42
         9.7      GOVERNING LAW; LANGUAGE........................................................................42
         9.8      SEVERABILITY...................................................................................42
         9.9      COUNTERPARTS...................................................................................43
         9.10     NUMBER AND GENDER..............................................................................43
         9.11     MISCELLANEOUS..................................................................................43
         9.12     DIVISIONS, HEADINGS, ETC.......................................................................43
         9.13     DATE OF ANY ACTION.............................................................................43

LIST OF EXHIBITS
----------------

Exhibit A  -- Share Restructuring Plan
Exhibit B  -- MG Comfort Letter
Exhibit C  -- Agreement to Exchange Options
Exhibit D  -- Optionholder Agreement
Exhibit E  -- Termination Agreement (Michel Zelnik)

Exhibit F -- Termination Agreement (Stuart Kreisler)
Exhibit G -- Non-Competition and Confidentiality Agreement (Michel Zelnik) Exhibit H -- Non-Competition and Confidentiality Agreement (Stuart Kreisler)
Exhibit I -- Non-Competition and Confidentiality Agreement (Pat De Marco) Exhibit J -- Non-Competition and Confidentiality Agreement (David Starrett) Exhibit K -- Non-Competition and Confidentiality Agreement (Mario Parzialie) Exhibit L -- Non-Competition and Confidentiality Agreement (Martin Prosserman) Exhibit M -- Termination Agreement (Pearl Chang)
Exhibit N -- Support Agreement
Exhibit O -- Voting Trust Agreement
Exhibit P -- MG Affiliate Agreement
Exhibit Q -- TMW Affiliate Agreement

                                   DEFINITIONS

Acquisition Proposal....................................................................................Section 4.2
Affiliate ............................................................................................. Section 8.3
Agreement ................................................................................................ Recitals
Agreement to Exchange Options..........................................................................Section 4.13
Applicable Environmental Laws ........................................................................ Section 2.17
Anpro..................................................................................................Section 2.37
Association............................................................................................Section 2.13
Average TMW Stock Price ............................................................................... Section 1.2
Balance Sheet Date .................................................................................... Section 2.5
Business Day...........................................................................................Section 9.13
Can $...................................................................................................Section 1.2
Canco .................................................................................................... Recitals
CDPQ....................................................................................................Section 2.2
Closing ............................................................................................... Section 8.1
Closing Date .......................................................................................... Section 8.1
Code ..................................................................................................... Recitals
Collective Bargaining Plans............................................................................Section 2.13
Confidentiality Agreement ............................................................................. Section 6.2
Credit Agreement.......................................................................................Section 4.10
D&T .................................................................................................. Section 3.13
Disruption..............................................................................................Section 5.3
dollars or $ .......................................................................................... Section 1.4
E&Y .................................................................................................. Section 2.26
Effective Date ........................................................................................ Section 1.1
Effective Time ........................................................................................ Section 1.1
Encumbrance ........................................................................................... Section 2.1
ERISA ................................................................................................ Section 2.13
Exchange Rate ......................................................................................... Section 1.2
Exchangeable Shares.....................................................................................Section 1.2
Financial Statements....................................................................................Section 2.5
Governmental Entity ................................................................................... Section 2.3
Gronbri  ..............................................................................................Section 2.37
ITA ...................................................................................................... Recitals
Junior Debt.............................................................................................Section 2.2
Junior Debt Fair Value..................................................................................Section 2.2
Junior Lenders..........................................................................................Section 2.2
Junior Loan Agreement...................................................................................Section 2.2
knowledge ............................................................................................. Section 9.5
Letter Agreement.......................................................................................Section 2.37
Marpro.................................................................................................Section 2.37
material ............................................................................................... Article II
Material Adverse Effect ................................................................................ Article II
MG ....................................................................................................... Recitals

MG Class B Shares ..................................................................................... Section 2.4
MG Class C Shares ..................................................................................... Section 2.4
MG Class D Shares ..................................................................................... Section 2.4
MG Class E Shares ..................................................................................... Section 2.4
MG Class F Shares ..................................................................................... Section 2.4
MG Comfort Letter ..................................................................................... Section 4.6
MG Common Shares ...................................................................................... Section 2.4
MG Disclosure Letter ................................................................................... Article II
MG Intellectual Property ............................................................................. Section 2.14
MG Plan .............................................................................................. Section 2.13
MG Pooling Opinion ................................................................................... Section 2.26
MG Preferred Shares ................................................................................... Section 2.4
MG Shares ............................................................................................. Section 1.2
MG Subsidiaries ....................................................................................... Section 2.1
NASDAQ ................................................................................................ Section 1.2
NBBCA...................................................................................................Section 1.1
Optionholder Agreement..................................................................................Section 5.1
Optionholders...........................................................................................Section 1.2
Options ............................................................................................... Section 1.2
Option Shares..........................................................................................Section 4.13
Option Value............................................................................................Section 1.2
Prosserman Note 1......................................................................................Section 4.10
Prosserman Note 2......................................................................................Section 4.10
Prosserman Notes.......................................................................................Section 4.10
Reference Balance Sheet ............................................................................... Section 2.5
Registration Statement ................................................................................ Section 4.4
Representatives ........................................................................................Section 4.2
Revised MG Disclosure Letter...........................................................................Section 4.12
Safe Income.............................................................................................Section 8.4
Safe Income Determination Time..........................................................................Section 8.4
SEC ................................................................................................... Section 3.3
SEC Documents ........................................................................................ Section 3.10
Securities Act ....................................................................................... Section 2.35
Securityholders .......................................................................................... Recitals
Share Restructuring.....................................................................................Section 1.1
Share Restructuring Plan .............................................................................. Section 1.1
Shareholders ............................................................................................. Recitals
Societe Generale........................................................................................Section 1.2
Tax .................................................................................................. Section 2.19
TMW ...................................................................................................... Recitals
TMW Common Stock ...................................................................................... Section 3.4
TMW Disclosure Letter ................................................................................. Article III

TMW Pooling Opinion .................................................................................. Section 3.13
TMW Preferred Stock ................................................................................... Section 3.4
TMW Subsidiaries ...................................................................................... Section 3.1
Union..................................................................................................Section 2.13

                              COMBINATION AGREEMENT


         THIS COMBINATION AGREEMENT dated as of November 18, 1998 (this "Agreement"), is made and entered into by and between THE MEN'S WEARHOUSE, INC., a Texas corporation ("TMW"), GOLDEN MOORES COMPANY, a Nova Scotia unlimited liability company and wholly owned subsidiary of TMW ("Canco"), MOORES RETAIL GROUP INC., a New Brunswick corporation ("MG"), and MARPRO HOLDINGS INC., MGB LIMITED PARTNERSHIP, CAPITAL D'AMERIQUE CDPQ INC., CERBERUS INTERNATIONAL, LTD., ULTRA CERBERUS FUND, LTD., STYX INTERNATIONAL LTD, THE LONG HORIZONS OVERSEAS FUND LTD., THE LONG HORIZONS FUND, L.P. AND STYX PARTNERS, L.P.
(collectively, the "Shareholders" and each a "Shareholder").

         WHEREAS, the respective boards of directors of TMW and MG each deem it advisable and in the best interests of their respective stockholders to combine their respective businesses by TMW acquiring shares in the capital stock of MG through Canco pursuant to this Agreement and the Share Restructuring Plan (as hereinafter defined).

         WHEREAS, in furtherance of such combination, the respective boards of directors of TMW and MG have approved the transactions contemplated by this Agreement and the board of directors of MG has submitted the Share Restructuring Plan and the other transactions contemplated hereby to its shareholders and optionholders (together, "Securityholders") for approval.

         WHEREAS, the respective boards of directors of TMW, Canco and MG have approved and adopted this Agreement and the Share Restructuring Plan as a plan of reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and as a reorganization of capital of MG under Section 86 of the Income Tax Act (Canada) (the "ITA") for those MG shareholders who hold MG Shares (as hereinafter defined) on capital account.

         WHEREAS, it is intended that the transactions contemplated hereby will be treated as a "pooling of interests" in accordance with accounting principles generally accepted in the United States.

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Share Restructuring (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                            SHARE RESTRUCTURING PLAN

         1.1 SHARE RESTRUCTURING PLAN. As soon as practicable after all of the conditions precedent set forth in Article V have been satisfied or effectively waived pursuant to the terms hereof, MG shall cause the Share Restructuring Plan in the form of Exhibit A attached hereto (the "Share Restructuring Plan") to be filed with the Director under the Business Corporations Act (New

Brunswick) (the "NBBCA"). At 12:01 a.m. (the "Effective Time") on the date (the "Effective Date") shown on the Certificate of Amendment giving effect to the share restructuring contemplated by the Share Restructuring Plan (the "Share Restructuring"), the reorganization of capital and other transactions set out in clauses (a) through (j), inclusive, of Section 2.1 of the Share Restructuring Plan shall occur and shall be deemed to occur without any further act or formality in the order set forth therein.

         1.2      DETERMINATION OF EXCHANGE RATIO.

                  (a) At the Effective Time, the outstanding shares of each class of capital stock of MG (the "MG Shares") and Options (as defined below) will be converted into Exchangeable Shares (as defined in the Share Restructuring Plan) of MG as follows:

         The aggregate number of Exchangeable Shares to be issued with respect to the outstanding capital stock of MG and the Options shall be 2.5 million shares; provided, however, that if the Average TMW Stock Price (as defined below) is below U.S. $20.00, then the aggregate number of Exchangeable Shares to be issued shall be equal to that number of shares of TMW Common Stock (as defined herein) which has a market value of U.S. $50 million (based on the Average TMW Stock Price), but not to exceed 2.75 million shares in any case.

                  (b) Not later than two business days prior to the Effective Date, Societe Generale (Canada) Ltd. ("Societe Generale") shall determine the option value (the "Option Value") of each of the options (the "Options") to purchase capital stock of MG listed on Schedule 1.2(b). The Option Value shall be determined in Canadian dollars ("Can $") and in accordance with the procedures and methodology in the draft report of Societe Generale dated November 17, 1998 which has been provided to MG and TMW. Subject to Section 4.13, each holder of an Option (collectively, the "Optionholders") shall be entitled to receive a number of Exchangeable Shares equal to the Option Value of such holder's Option divided by the average of the closing price for the Common Stock of TMW on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for each of the ten trading days ending on the third trading day prior to the Closing Date (the "Average TMW Stock Price") converted to Can $ at the Exchange Rate. The "Exchange Rate" for purposes of this Agreement shall be the exchange rate on the date hereof, which is 0.6460 U.S. dollars to each Can $.

                  (c) At the Effective Time, the outstanding MG Shares shall be exchanged for an aggregate number of Exchangeable Shares equal to the number of Exchangeable Shares to be issued in accordance with Section 1.2(a) minus the number of Exchangeable Shares issuable in respect of the Options in accordance with Section 1.2(b) whether or not Exchangeable Shares are actually issued pursuant to Section 1.2(b). The Exchangeable Shares to be issued to the holders of MG Shares shall be allocated among the classes of capital stock as follows: one Exchangeable Share shall be issued in respect of the MG Class D Shares and the remaining Exchangeable Shares to be issued in respect of the MG Shares shall be allocated 15.33% to the MG Common Shares, 35.78% to the MG Class B Shares and 48.89% to the MG Class C Shares (each as hereinafter defined). The number of Exchangeable Shares allocated to each class of MG Shares shall be allocated within such class pro rata based on the number of MG Shares in such class.

                  (d) No certificate or scrip representing a fractional share of an Exchangeable Share shall be issued and no dividend or other distribution shall relate to any fractional security. In lieu of a fractional share, MG shall pay to a Securityholder who would otherwise be entitled to a fractional share an amount in cash equal to such fraction multiplied by the closing price on the trading day prior to the Effective Date of the shares of Common Stock of TMW on NASDAQ.

         1.3 OTHER EFFECTS OF THE SHARE RESTRUCTURING. At the Effective Time:
(a) the directors of MG will be George Zimmer, David Edwab, Richard E. Goldman and Pat De Marco; (b) the officers of MG will be as designated by the board of directors of MG immediately after the Effective Time, subject to later removal and appointment of other officers; (c) each MG Share and each Option outstanding immediately prior to the Effective Time will be exchanged as provided in Section 1.2; and (d) the Share Restructuring will, from and after the Effective Time, have all of the effects provided by applicable law, including the NBBCA.

         1.4 CURRENCY. Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean Canadian dollars.

                                   ARTICLE II.
                      REPRESENTATIONS AND WARRANTIES OF MG

         In this Agreement, the term "Material Adverse Effect" or "material" used with respect to any party means any event, change or effect that could reasonably be expected to result in loss, damage, liabilities, cost or other expenses to such party and its subsidiaries aggregating on a cumulative basis $1,600,000 or more or to reduce cash flow or net income of such party and its subsidiaries by $500,000 or more in either of the next two fiscal years.

         Except as set forth in a letter dated the date of this Agreement and delivered by MG to TMW concurrently herewith (the "MG Disclosure Letter"), MG hereby represents and warrants to, and agrees with, TMW that:

         2.1 ORGANIZATION AND STANDING. MG and each body corporate, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by MG (the "MG Subsidiaries"), is an entity duly incorporated and organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on MG. The MG Disclosure Letter sets forth (i) a complete list of the MG Subsidiaries, (ii) the percentage of each subsidiary's outstanding capital stock or other ownership interest owned by MG or another MG Subsidiary,
(iii) a description of any lien, charge, mortgage, hypothec, security interest, option, preferential purchase right or other right or interest of any other person (collectively, an "Encumbrance") on such stock or other ownership interest, (iv) a list identifying the ownership interest therein of any person other than MG or any MG Subsidiary and (v) a complete list of each jurisdiction in which each of MG and the MG Subsidiaries is duly qualified and in good standing to do business.

         2.2      AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS.

                  (a) MG has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the Share Restructuring and the other transactions contemplated by this Agreement. All necessary approvals of the Securityholders of MG for the execution of this Agreement and the consummation of the transactions contemplated hereby have been obtained. The execution and delivery of this Agreement by MG and the consummation by MG of the Share Restructuring and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MG. This Agreement has been duly executed and delivered by MG and is the valid and binding obligation of MG, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

                  (b) Neither the execution, delivery or performance of this Agreement or the Share Restructuring Plan by MG, nor the consummation of the transactions contemplated hereby or thereby by MG nor compliance with the provisions hereof or thereof by MG will: (i) conflict with, or result in any violations of, the articles of incorporation or bylaws of MG or any equivalent document of any of the MG Subsidiaries, or (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any benefit under, or create any penalty payment or other obligations under, or result in the creation of any Encumbrance upon any of the properties or assets of MG or any of the MG Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MG or any of the MG Subsidiaries or their respective properties or assets. MG has received a letter dated November 10, 1998 from Madeleine L.L.C. and Capital D'Amerique CDPQ ("CDPQ", and together with Madeleine L.L.C., the "Junior Lenders") pursuant to which the Junior Lenders have consented to the prepayment of the junior loan (the "Junior Debt") provided for in that certain Loan Agreement entered into on December 23, 1996 among GB/B Acquisition Corp. and M Acquisition Corp., as Borrowers, and MG (formerly Zorro Holding Corp.) and the Junior Lenders (the "Junior Loan Agreement"), at "fair value" which has been determined and agreed to be the principal amount of Junior Debt plus accrued interest thereon through the date of such prepayment (the "Junior Debt Fair Value").

         2.3 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by MG or any of the MG Subsidiaries in connection with the execution and delivery of this Agreement or the Share Restructuring Plan or the consummation of the transactions contemplated hereby or thereby, except for certain post-signing filings to be made under the

Investment Canada Act and/or certain consents to be obtained from the Canadian securities regulatory authorities.

         2.4      CAPITALIZATION.

                  (a) The authorized capital stock of MG consists of: (1) an unlimited number of MG common shares, without par value ("MG Common Shares"),
(2) 70,000 Class B Shares, without par value ("MG Class B Shares"), (3) 122,222 Class C Shares, without par value ("MG Class C Shares"), (4) 135,000 Class D Shares, without par value ("MG Class D Shares"), (5) 66,000 Class E Shares, without par value ("MG Class E Shares"), (6) 6,698 Class F Shares, without par value ("MG Class F Shares") and (7) an unlimited number of Preferred Shares, without par value, issuable in series ("MG Preferred Shares"). As of the date hereof, 30,000 MG Common Shares were issued and outstanding, 70,000 MG Class B Shares were issued and outstanding, 100,000 MG Class C Shares were issued and outstanding and 135,000 MG Class D Shares were issued and outstanding. As of the date hereof, no MG Shares are held by MG in its treasury. As of the date hereof, an aggregate of 12,949 MG Class C Shares were reserved for issuance upon the exercise of stock options then outstanding under MG's stock option plans and 9,273 shares of MG Class C Shares were reserved for future issuance of options under MG's stock option plans. Prior to the date hereof, 2,222 of the Options have vested in accordance with their terms and 10,727 remain unvested. No MG Class E Shares, MG Class F Shares or MG Preferred Shares are issued or outstanding. All of the issued and outstanding MG Shares have been duly authorized and validly issued, are fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding binding upon MG and were issued in compliance with all applicable charter documents of MG and all applicable federal, provincial and foreign securities laws, rules and regulations. There are, and have been, no preemptive rights with respect to the issuance of the MG Shares or any other capital stock of MG. The MG Disclosure Letter contains a true and correct list of all record holders of MG Shares or Options indicating the MG Shares or Options held by each of such persons.

                  (b) Except for the Options, there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from MG or any MG Subsidiary any shares of, or any securities convertible into, the capital stock of MG or any MG Subsidiary nor are there any rights to payments or benefits based on the price or market value of any shares of capital stock of MG or any MG Subsidiary.

         2.5      FINANCIAL STATEMENTS.

                  (a) MG has delivered to TMW copies of the (1) audited consolidated financial statements for the year ended January 31, 1998, (2) unaudited MG July 31, 1998 consolidated balance sheet (the "Reference Balance Sheet") and (3) unaudited consolidated statements of income and cash flow for the six-month periods ended on July 31, 1997 and July 31, 1998 (such latter date being hereinafter referred to as the "Balance Sheet Date"), each of which was prepared in accordance with Canadian generally accepted accounting principles, and which fairly represent the financial condition and results of operations of MG and the MG Subsidiaries on a consistent basis, as of and for the periods presented, subject, in the case of the unaudited statements, to normal year end adjustments, which in the aggregate are not material, copies of which are included in Section 2.5 of the MG Disclosure Letter (the "Financial Statements").

                  (b) Since December 23, 1996, there has been no change in MG's accounting policies or the methods of making accounting estimates or changes in estimates that are material to such financial statements, except as described in the notes thereto and to the knowledge of the chief financial officer of MG there has been no change in MG's accounting policies or the method of making accounting estimates or changes in estimates since December 31, 1995.

                  (c) To the knowledge of MG, the MG Disclosure Letter accurately sets forth the sales, retail gross margin and lease expense by store for each of the retail stores operated by MG or the MG Subsidiaries for the fiscal year ended January 31, 1998 and for the six months ended July 31, 1998.

                  (d) The books, records and accounts of MG and the MG Subsidiaries (i) since December 23, 1996 have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect in all material respects the transactions and dispositions of the assets of MG and the MG Subsidiaries since December 23, 1996 and (iii) accurately and fairly reflect in all material respects the basis for the MG financial statements for the periods beginning since December 23, 1996. MG has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles and (B) to maintain accountability for assets.

                  (e) MG has delivered to TMW the unaudited balance sheet and related unaudited statement of income and retained earnings for Moores The Suit People Inc. and Moores The Suit People U.S., Inc. for the months ending August 31, 1998 and September 30, 1998, which were prepared in accordance with Canadian generally accepted accounting principles, and which fairly represent the financial condition and results of operations of Moores The Suit People Inc. and Moores The Suit People U.S., Inc., as of and for the periods presented, subject to normal year end adjustments, which in the aggregate are not material, copies of which are included in Section 2.5 of the MG Disclosure Letter (the "Financial Statements").

         2.6 LIABILITIES. Except as set forth in the Reference Balance Sheet, neither MG nor any MG Subsidiary has any liabilities or obligations, either accrued, absolute, contingent or otherwise, or has any knowledge of any potential liabilities or obligations which could have a Material Adverse Effect, other than those incurred in the ordinary course of business consistent with past practices since July 31, 1998. Neither MG nor any of the MG Subsidiaries has incurred any indebtedness for borrowed money since July 31, 1998.

         2.7 INFORMATION SUPPLIED. None of the information supplied or to be supplied by MG for inclusion or incorporation by reference in the Registration Statement (as defined in Section 4.4) will at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         2.8 NO DEFAULTS. Neither MG nor any MG Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (a) its charter documents or bylaws; (b) any judgment, decree or order applicable to it; or (c) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which MG or any MG Subsidiary is now a party or by which it or any of its properties or assets may be bound and neither MG nor any MG Subsidiary has any knowledge that any other party to any such agreements or instruments is in default with respect thereto.

         2.9 LITIGATION; INVESTIGATIONS. There is no claim, action, suit or proceeding pending, or to the knowledge of MG threatened against MG or any of the MG Subsidiaries, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on MG, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against MG or any of the MG Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, a Material Adverse Effect. There is no investigation pending, or to the knowledge of MG threatened, against MG or any of the MG Subsidiaries before any Governmental Entity.

         2.10 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since January 31, 1998, there has not been:

                  (a) Any material adverse change in the financial condition, operations, assets, liabilities or business of MG and the MG Subsidiaries, taken as a whole;

                  (b) Any material damage, destruction, or loss to the business, properties or assets of MG and the MG Subsidiaries, taken as a whole, whether or not covered by insurance;

                  (c) Any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of MG, or any direct or indirect redemption, purchase or any other acquisition by MG of any such stock;

                  (d) Any change in the capital stock or in the number of shares or classes of MG's authorized or outstanding capital stock as described in
Section 2.4 nor any grant or issuance of any options or other rights with respect to the capital stock of MG or any MG Subsidiary;

                  (e) Any material labor dispute or charge of unfair labor practice (other than routine individual grievances), or, to the knowledge of MG, any activity or proceeding by a labor union or by a representative thereof to organize any employees of MG or any MG Subsidiary or any campaign being conducted to solicit authorization from employees to be represented by such labor union;

                  (f) Any change in compensation or benefits payable or to become payable to any employee except in the ordinary course of business consistent with past practices; or

                  (g) Any other event or condition known to MG pertaining to and adversely affecting the operations, assets or business of MG or any of the MG Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on MG.

         2.11 ADDITIONAL MG INFORMATION. The MG Disclosure Letter contains true, complete and correct lists of the following items with respect to MG and each of the MG Subsidiaries, and MG has furnished or made available to TMW true, complete and correct copies of all documents referred to in such lists:

                  (a) Each parcel of real property owned, or subject to a contract of purchase and sale with a description of the nature and amount of any Encumbrance thereon, each parcel of real property leased, or subject to a lease commitment with a description of the landlord, base rent, any percentage rent, any triple net or CAM charges, term of lease, go dark provisions, renewal options, and, with respect to each parcel of real property leased in the United States or subject to a lease which purports to restrict business activities in the United States any radius restriction and each parcel of real property with respect to which MG or an MG Subsidiary is in discussions with respect to the leasing thereof;

                  (b) All insurance policies or bonds currently maintained, including those covering properties, buildings, machinery, equipment, fixtures, employees and operations, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

                  (c) Each contract which involves, or may involve, aggregate payments by any party thereto of $100,000 or more and all contracts involving less than $100,000 but more than $10,000 to the extent all such contracts involve payments aggregating $250,000, which are to be performed in whole or in part after the Effective Time;

                  (d)      All MG Plans (as defined in Section 2.13(a));

                  (e) Any collective bargaining agreements with any labor union or other representative of employees, including all amendments and supplements, and all employment and consulting agreements;

                  (f) All patents, trademarks, copyrights and other intellectual property rights owned, licensed or used and all applications therefor;

                  (g) All trade names and fictitious names used or held, whether and where such names are registered and where used;

                  (h) All material long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, operating and finance leases, and any other agreements relating thereto or with respect to collateral securing the same;

                  (i) All indebtedness, liabilities and commitments of third parties (other than MG Subsidiaries) and as to which MG or one or more of the MG Subsidiaries is a guarantor, endorser, co-maker, surety or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) or has otherwise provided any form of financial assistance and all letters of credit, whether stand-by or documentary, issued by any third party;

                  (j) The name and title of all directors and officers of MG or any MG Subsidiary;

                  (k) All bank accounts and safety deposit arrangements of MG or any MG Subsidiary;

                  (l) All persons to whom MG or any MG Subsidiary has given a currently effective power of attorney;

                  (m) The aggregate amount of capital contributions by MG in, and indebtedness owed to MG by, any MG Subsidiary;

                  (n) All outstanding letters of credit; and

                  (o) All principal and accrued interest outstanding under any term debt or revolving credit debt of MG or any MG Subsidiary as of October 31, 1998.

         2.12 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, alone or in conjunction with another event (such as termination of employment),
(a) result in any payment (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of MG or any of the MG Subsidiaries under any MG Plan (as hereinafter defined) or otherwise, (b) increase any benefits otherwise payable under any MG Plan or otherwise or (c) result in the acceleration of the time of payment or vesting of any such benefits. There are no agreements, arrangements or understandings between MG, any MG Subsidiary or any Shareholder of MG on the one hand and any officer, director or employee of MG relating to the management or operation of any business of MG or any MG Subsidiary.

         2.13     EMPLOYEE BENEFIT PLANS.

                  (a) For purposes of Section 2.12 and this Section 2.13, MG Subsidiaries shall include any enterprise which, with MG, forms or formed a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of Section 414(b),
(c) or (m) of the Code and shall include any person related to MG within the meaning of Section 251 of the ITA. For purposes of Section 2.11(d), Section 2.12 and this Section 2.13, "MG Plan" means any written or oral understanding, program or arrangement that provides retirement income, medical, surgical, health, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment, deferred compensation, performance incentive benefits, bonuses, stock options, stock awards, share purchase, stock appreciation, phantom stock, profit sharing, golden parachute benefits, severance or termination pay, dependent care assistance benefits, employee assistance benefits, education scholarships, tuition reimbursement benefits, retention incentive benefits, vacation benefits, and other similar plans, agreements and arrangements that is sponsored, maintained, or contributed to, by MG or an MG Subsidiary for the benefit of any present or former employees or directors of MG or an MG Subsidiary, or their spouses or dependents or with respect to which MG or an MG Subsidiary may have any liability, except the Retirement Fund and the Insurance Fund referred to in the collective bargaining agreement effective as of December 1, 1995, between the Associated Clothing Manufacturers of the Province of Quebec, Inc. (the

"Association"), Montreal Clothing Contractors Association, Inc., The Quebec Council of Odd Pants Employers, Rainwear & Sports wear Manufacturers Association and The Canadian Trimmings Manufacturers Association and Montreal Joint Board, Union of Needletrades, Industrial and Textile Employees (the "Union")(QFL-CLC) (the "Collective Bargaining Plans") shall not be considered to be MG Plans.

                  (b) MG has delivered to TMW, as applicable, true, complete and correct copies of the following with respect to each MG Plan:

                           (i) the plan documents (or, in the case of any unwritten MG Plans, descriptions thereof);

                           (ii) the most recent summary description of the plan provided to present or former employees;

                           (iii) each trust agreement, insurance contract or funding vehicle for the plan; and

                           (iv) all material correspondence to and from governmental or regulatory bodies during the three-year period ending on the Closing Date, including annual reports.

                  (c) (1) each MG Plan has been maintained and administered in material compliance with its terms and, to the extent required by applicable law or contract is fully funded; (2) all required employer contributions and employees contributions, as the case may be, under each MG Plan have been made and the applicable funds have been funded in accordance with the terms of such MG Plan; (3) each MG Plan that is required or intended to be qualified under applicable law or registered or approved by a governmental agency or authority has been so qualified, registered or approved by the appropriate governmental agency or authority (including registration with the relevant tax authorities where such registration is required to qualify for tax exemption or other beneficial tax status), and nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate governmental agency or authority to revoke such qualification, registration or approval; (4) there are no pending or, to the knowledge of MG, anticipated material claims against or otherwise involving any of the MG Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of MG Plan activities) has been brought against or with respect to any MG Plan; (5) no event has occurred and there has been no failure to act on the part of MG or any MG Subsidiary, any funding agent or any administrator of any of the MG Plans that could subject MG, any MG Subsidiary, any officer or director or either of them, or the fund of any MG Plan to the imposition of any material tax, penalty or other liability with respect to any such plan, whether by way of indemnity or otherwise; (6) no MG Plan constitutes a "multiemployer pension plan", within the meaning of Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (7) there has been no amendment to, written interpretation of or announcement by MG or any MG Subsidiary relating to, or change in employee participation or coverage under any MG Plan that would increase materially the expense of maintaining such MG Plan above the level of expense incurred in respect thereof for the fiscal year ended January 31, 1998; and (8) neither MG nor any MG Subsidiary has any obligations for retiree health and life benefits under any MG Plan, and there are no restrictions on the rights of MG or any of the MG Subsidiaries to amend or terminate any such MG Plan without incurring any liability thereunder. With respect to the Collective Bargaining Plans (1) MG has delivered to TMW all of the plan documents which it has received in connection with such plans, and, to the knowledge of MG, such documents represent all of the documents comprising such plans, (2) all required contributions of MG and the MG Subsidiaries to such plans have been made, (3) to the knowledge of MG, there are no pending anticipated material claims against or otherwise involving such plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of such plans' activities) has been brought against or with respect to such plans.

                  (d) To the extent applicable, (1) the MG Plans comply, in all material respects, with the requirements of all applicable laws, rules and regulations in Canada, the United States and every political subdivision thereof, including, without limitation, ERISA, the Code and any other applicable tax and other laws, and any MG Plan intended to be qualified under Section 401(a) of the Code has been determined by the United States Internal Revenue Service to be so qualified and nothing has occurred to cause the loss of such qualified status; (2) no MG Plan is a defined benefit plan within the meaning of
Section 3(35) of ERISA (without regard to whether such plan is subject to ERISA); (3) neither MG nor any MG Subsidiary has incurred or reasonably expects to incur any material liability under Title IV of ERISA with respect to any "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by MG, any MG Subsidiary or any entity which is or was considered one employer with MG under Section 4001(a)(14)(A) and (B) of ERISA; and (4) neither MG nor any MG Subsidiary has incurred or reasonably expects to incur any withdrawal liability under Title IV of ERISA with respect to any "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA.

         2.14 INTELLECTUAL PROPERTY. MG or the MG Subsidiaries own or possess licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "MG Intellectual Property") that are either material to the business of MG or any MG Subsidiary or that are necessary for the manufacture, use, license or sale of any services or products manufactured, used, licensed or sold by MG and the MG Subsidiaries. The MG Disclosure Letter contains a complete and accurate list of the MG Intellectual Property material to the conduct of the business. The MG Intellectual Property is owned or licensed by MG or the MG Subsidiaries free and clear of any Encumbrance. Neither MG nor any of the MG Subsidiaries has granted to any other person any license to use any MG Intellectual Property. Neither MG nor any of the MG Subsidiaries has received any notice of infringement, misappropriation or conflict with, the intellectual property rights of others in connection with the use by MG and the MG Subsidiaries of the MG Intellectual Property.

         2.15 TITLE TO AND CONDITION OF PROPERTIES. Except for goods and other property sold, used or otherwise disposed of since January 31, 1998, in the ordinary course of business and consistent with past practices for fair value, MG has good and marketable title to all its properties, interests in properties and assets, real and personal, immovable or movable, reflected in its January 31, 1998 financial statements, free and clear of any Encumbrance, except (a) Encumbrances reflected in the balance sheet of MG as of January 31, 1998, (b) liens for current taxes not yet due and payable and (c) such imperfections of title, easements and Encumbrances, if any, as are not substantial in character, amount or extent and do not and will not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby, or otherwise impair business operations. All leases pursuant to which MG or any MG Subsidiary leases (whether as lessee or lessor) any real or personal, immovable or movable, property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default, by MG or any MG Subsidiary, or, to the knowledge of MG or a MG Subsidiary, any other party thereto. The buildings and premises of MG and each of the MG Subsidiaries that are used in its business are structurally sound with no known defects and in good operating condition and in a state of good maintenance and repair, normal wear and tear excepted, and are adequate and suitable for the purpose for which they are currently being used, have access to adequate water, electric, gas and sewage service and all other utility services necessary for the conduct of the business of each retail store and at the manufacturing facility. All items of operating equipment of MG and the MG Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations. MG and the MG Subsidiaries have performed all maintenance required to maintain all warranties with respect to all of the plant and equipment used by them and have conducted all maintenance at the manufacturing facility which a reasonably prudent operator thereof would have performed. No material tenant repairs are required with respect to any leased stores other than normal and routine repairs consistent with past practice. There has been no violation of zoning laws or other similar restrictions, and MG is not aware of any zoning law changes or similar restrictions that would impact any of the stores or the manufacturing facility operated by MG or any of the MG Subsidiaries.

         2.16 FACTORY OPERATIONS AND CAPACITY. During the twelve month period ended October 31, 1998, the manufacturing facility has averaged production of 10,078 jackets and 20,079 pairs of dress pants per week calculated on the basis of the 47 weeks within such 12 month period in which the manufacturing facility was in operation. To the knowledge of MG, MG does not anticipate that there will be any interruptions in the production at the manufacturing facility during the next twelve months and neither MG nor any MG Subsidiary is aware of any basis for any such interruption or any threat thereof for the foreseeable future, except that no representation is made relating to the Union contract which terminates in November 1998 or any negotiations with the Union relating to such Union contract.

         2.17     ENVIRONMENTAL MATTERS.

                  (a) There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or, to the knowledge of MG, previously owned or leased by MG or any of the MG Subsidiaries that could reasonably be expected to result in a Material Adverse Effect on MG;

                  (b) MG and the MG Subsidiaries have in full force and effect all material environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder;

                  (c) MG's and the MG Subsidiaries' operations and the use of their assets do not violate any applicable United States or Canadian or other federal, provincial, state or local law, statute, ordinance, rule, regulation, order, policy, guideline or notice requirement pertaining to (i) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (ii) the environment, including natural resources or any activity which affects the environment, (iii) the regulation of any pollutants, contaminants, waste or other substances (whether or not hazardous or toxic) or (iv) occupational health and safety, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act 42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 1609 et seq.) the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 7401 et seq.), the Toxic Substances Control Act (17 U.S.C. Section 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.) and analogous Canadian, foreign, provincial, state and local provisions, including the Canadian Environmental Protection Act (Canada), the Environmental Quality Act (Quebec), the Act Respecting Occupational Health and Safety (Quebec), the Politique de protection des sols et de rehabilitation des terrains contamines (Quebec), the Environmental Protection Act (Ontario) and the Occupational Health and Safety Act (Ontario), as any of the foregoing may have been amended or supplemented from time to time (collectively, the "Applicable Environmental Laws"), except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on MG;

                  (d) None of the operations or assets of MG or any MG Subsidiary has ever been conducted or used by MG or any MG Subsidiary in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on MG;

                  (e) No written notice has been served on MG or any MG Subsidiary from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a Material Adverse Effect on MG;

                  (f) MG does not know of any reason that would preclude it or TMW from renewing or obtaining a reissuance of the material permits, licenses or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of MG's or the MG Subsidiaries' assets for their current purposes and uses;

                  (g) MG does not currently own nor has MG ever owned any real or immovable property other than those properties disclosed on the MG Disclosure Letter; and

                  (h) To the knowledge of MG, none of the buildings or premises owned or leased by MG contain asbestos, urea formaldehyde, polychlorinated biphenyls (PCB's) or other hazardous materials.

         2.18 COMPLIANCE WITH OTHER LAWS. Neither MG nor any MG Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule or regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality, or delinquent with respect to any report required to be filed with any Governmental Entity, except for violations and delinquencies which, either singly or in the aggregate, do not and are not expected to result in a Material Adverse Effect on MG.

         2.19 TAXES. Except with respect to failures which, in the aggregate, would not result in a Material Adverse Effect on MG or the MG Subsidiaries taken as a whole, proper, complete and accurate federal, provincial, state, local and foreign income (including net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits), capital, withholding, environmental, commodity, ad valorem, value added, sales, use, license, goods and services, franchise, gross revenue or gross receipt, gains, turnover, transfer, excise, payroll, unemployment, disability, social security (or similar), property, occupation, employment, stamp, customs duties, workers' compensation, unemployment insurance or compensation, premium, windfall profits taxes, alternative or add-on minimum taxes, fees, imposts, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority and any and all other tax returns, declarations, reports, information returns, statements and estimates have been filed with appropriate governmental agencies, domestic and foreign, by MG and each of the MG Subsidiaries for each period for which any returns, declarations, reports, information returns, statements or estimates were due (taking into account any extensions of time to file before the date hereof)(the "Tax" or "Taxes"); all Taxes shown by such returns, declarations, reports, information returns, or statements to be payable and any other Taxes due and payable have been paid other than those being contested in good faith by MG or a MG Subsidiary and indicated in the MG Disclosure Letter; and the tax provision reflected in MG's financial statements is adequate, in accordance with Canadian or United States (as the case may be) generally accepted accounting principles, to cover liabilities of MG and the MG Subsidiaries for all unpaid Taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to MG and the MG Subsidiaries or their assets or businesses. MG and the MG Subsidiaries have not received any notice of reassessment or any other notification of Taxes from Revenue Canada or any other taxing authority and no material Tax liability has been assessed, proposed to be assessed, incurred or accrued, and no deficiencies or adjustments in respect of Taxes payable by MG and the MG Subsidiaries have been claimed, proposed, assessed, or, in the best of MG's knowledge, threatened. There is no material difference between the amounts of the book basis and the tax basis of any assets of MG and the MG Subsidiaries that is not reflected in an appropriate accrual of deferred tax liability on the books of MG and the MG Subsidiaries. The MG Disclosure Letter accurately sets forth the last year for which MG's and the MG Subsidiaries' federal, provincial and state income tax returns, respectively, have been assessed, reassessed or audited and any years which are the subject of a pending audit by the Internal Revenue Service, Revenue Canada, Revenue Quebec and any applicable foreign, federal, provincial, state or local agencies. No waiver of any statute of limitations executed by MG or a MG Subsidiary with respect to any Tax is in effect for any period. There are no Tax liens on any assets of MG or the MG Subsidiaries except for Taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on MG. MG and the MG Subsidiaries withheld all Taxes required to be withheld in the course of their businesses, in respect of wages, salaries and other payments to all employees, officers and directors, and in respect of payments to any person that is not a resident of the country of the payor and timely paid all such amounts withheld to the proper taxing authority.

         2.20 INVENTORY. The retail and finished inventory of MG and all of its piece goods, work in progress and other unfinished inventory will be, at the time of Closing, in all material respects of the same quality, style, condition and saleability as on November 5, 1998. MG has piece goods and purchase commitments and piece goods on hand sufficient to provide inventory to meet the business plan of MG and the MG Subsidiaries for at least the next five months.

         2.21 CREDIT ITEMS. The aggregate of all credit slips, due bills, gift certificates and other credit items of MG outstanding as of the date hereof does not exceed Can $550,000. The aggregate of all layaway transactions or uncompleted transactions outstanding on the date hereof does not exceed Can $25,000.

         2.22 VOTE REQUIRED. This Agreement, the Share Restructuring and the consummation of the transactions contemplated hereby have been approved by the required vote of the Securityholders of MG.

         2.23 POOLING MATTERS. To the best knowledge of MG's executive, financial and accounting officers, prior to the date hereof, neither MG nor any of the MG Subsidiaries has taken any action that (without giving effect to any action taken or agreed to be taken by TMW or the TMW Subsidiaries) would jeopardize the treatment of the business combination to be effected by the Share Restructuring Plan as a pooling of interests for accounting purposes.

         2.24 BROKERS AND FINDERS. Other than CIBC Wood Gundy Securities Inc., in accordance with the terms of its engagement letter dated April 21, 1998, none of MG or any of the MG Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

         2.25 DISCLOSURE. No representation or warranty made by MG in this Agreement or the MG Disclosure Letter, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by MG or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made.

         2.26 POOLING OPINION. MG's board of directors has received a written opinion from Ernst & Young LLP ("E&Y") dated August 4, 1998 and updated as of November 10, 1998, relating to the eligibility of MG to be a party to a Share Restructuring Plan accounted for as a "pooling of interests" (the "MG Pooling Opinion").

         2.27 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no material agreement, judgment, injunction, order or court decree binding upon MG or any MG Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of MG or any MG Subsidiary, any acquisition of property by MG or any MG Subsidiary or the conduct of any business by MG or any MG Subsidiary as currently conducted.

         2.28     [INTENTIONALLY OMITTED].

                                  ARTICLE II-B
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Except as set forth in the MG Disclosure Letter, each Shareholder, severally and not jointly, represents and warrants to TMW pursuant to Sections
2.29 through 2.39, solely as to itself and not as to any other Shareholder, that:

         2.29 NO LIENS. The shares of MG Common Stock owned by such Shareholder is set forth beside such Shareholder's name on Section 2.4 of the MG Disclosure Letter, and such Shareholder owns all of such shares of MG Common Stock free and clear of all liabilities, liens, hypothecs, encumbrances, pledges, trusts, voting trusts or stockholders' agreements, equities, charges, options, conditional sale or title retention agreements, covenants, restrictions, reservations, commitments, obligations or other burdens or encumbrances of any nature whatsoever.

         2.30 EFFECT OF AGREEMENT ON SHAREHOLDERS. The execution and delivery of this Agreement by such Shareholder and the consummation of the Share Restructuring and the transactions contemplated hereby will not (i) result in any breach of any of the terms or conditions of, or constitute a default under any commitment, mortgage, hypothec, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which such Shareholder is now a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound or affected and which breach or default could have an adverse effect on the Shareholders' ability to vote to approve the Share Restructuring; (ii) result in any violation of any governmental requirement applicable to such Shareholder; or (iii) to the best of such Shareholder's knowledge, cause any person who normally does business with MG not to continue to do so on the same basis as before.

         2.31 AUTHORIZATION.

                  (a) Such Shareholder has all requisite legal right, power, capacity and authority to execute and deliver this Agreement and to perform fully such Shareholder's obligations hereunder. This Agreement has been duly executed by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

                  (b) No consent, approval, authorization, declaration, filing or registration with any Governmental Entity or any other person is required to be made or obtained by such Shareholder in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         2.32 NO UNTRUE STATEMENTS. The statements, representations and warranties of each such Shareholder set forth in Sections 2.29 through 2.39 of this Agreement and the Exhibits hereto and in all other documents and information furnished to TMW and Canco and their representatives by each such Shareholder in respect of such Shareholder in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties set forth in Sections 2.29 through 2.39 not misleading.

         2.33 BROKERS. No broker or finder has acted for such Shareholder in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of such Shareholder.

         2.34 NO AFFILIATE OBLIGATIONS. MG and the MG Subsidiaries do not have any obligations or liabilities to such Shareholder or any Affiliate (as defined in Section 8.3) of such Shareholder, except for obligations and liabilities that will be released in full at no cost to MG and the MG Subsidiaries on or prior to the Closing Date.

         2.35 INVESTMENT PURPOSE; ACCREDITED INVESTOR. Each Shareholder (i) is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) is acquiring the TMW Common Stock for its own account, for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, except pursuant to a valid registration statement under the Securities Act declared effective by the SEC (as hereinafter defined) or pursuant to a valid exemption from registration under the Securities Act. Each Shareholder (i) is a "sophisticated purchaser" as that term is defined in sections 43 and 44 of the Securities Act (Quebec) or similar provisions of the securities acts of the other provinces of Canada, and
(ii) is acquiring the Exchangeable Shares for its own account and pursuant to prospectus and registration exemptions under the Securities Act (Quebec) or similar provisions of the securities acts of the other provinces of Canada.

         2.36 INDEBTEDNESS AND AGREEMENTS. Immediately subsequent to the Effective Time, neither MG nor any MG Subsidiary will have any indebtedness outstanding that is payable to such Shareholder or any of its Affiliates. Immediately subsequent to the Effective Time, except for this Agreement, there will be no agreements, contracts, leases, arrangements or other understandings (either written or oral) between such Shareholder and MG or any MG Subsidiary.

         2.37 POOLING MATTERS. Since March 1, 1998, no such Shareholder nor any of its affiliates have taken or agreed to take any action, except as contemplated in this Agreement, that has reduced or could reduce such Shareholder's aggregate interest in the equity of MG or would reduce the number of Exchangeable Shares that such Shareholder is intended to receive pursuant to the transactions contemplated hereby. Except as contemplated hereby, such Shareholder is not aware of any plan, arrangement, understanding or agreement pursuant to which such Shareholder will receive anything of value for such Shareholder's interest in the equity of MG. On August 4, 1998, Marpro Holdings Inc. (formerly known as 3323412 Canada Inc.)("Marpro"), Anpro Holdings Inc. (formerly known as 96570 Canada Inc.)("Anpro") and Gronbri Holdings Inc. (formerly known as 3230074 Canada Inc.)("Gronbri") confirmed an undertaking by Martin Prosserman that, in connection with a certain Letter Agreement (the "Letter Agreement") dated December 23, 1996 among MGB Limited Partnership, Anpro and Gronbri, and upon, subject to certain conditions set forth in the letter, the consummation of the acquisition of MG by TMW on or prior to December 31, 1998, the Letter Agreement would be null and void. By letter dated November 10, 1998 signed by each of Marpro, Anpro and Gronbri, the date by which the Acquisition must be accomplished was extended from December 31, 1998 to February 28, 1999.

         2.38 RESIDENCE. Each Shareholder respectively represents and warrants, solely as to itself and not as to any other Shareholder, in respect of its residence status for purposes of the ITA and the Taxation Act (Quebec), that:

                  (a) Marpro is a corporation and is not a non-resident of Canada;

                  (b) MGB Limited Partnership is a partnership all the members of which are non-residents of Canada and at least one member of which is not an individual;

                  (c) CDPQ is a corporation and is not a non-resident of Canada;

                  (d) Cerberus International, Ltd. is a corporation and is a non-resident of Canada;

                  (e) Ultra Cerberus Fund, Ltd. is a corporation and is a non-resident of Canada;

                  (f) Styx International Ltd. is a corporation and is a non-resident of Canada;

                  (g) The Long Horizons Overseas Fund Ltd. is a corporation and is a non-resident of Canada;

                  (h) The Long Horizons Fund, L.P. is a partnership all the members of which are non-residents of Canada and at least one member of which is not an individual; and

                  (i) Styx Partners, L.P. is a partnership all the members of which are non-residents of Canada and at least one member of which is not an individual.

         2.39 CAPITAL PROPERTY. Each Shareholder, other than CDPQ, respectively represents and warrants, solely as to itself and not as to any other Shareholder, that such Shareholder holds its MG Shares as "capital property" within the meaning of the ITA.

                                  ARTICLE III.
                      REPRESENTATIONS AND WARRANTIES OF TMW

         Except as set forth in a letter dated the date of this Agreement and delivered by TMW to MG concurrently herewith (the "TMW Disclosure Letter"), TMW hereby represents and warrants to, and agrees with, MG that:

         3.1 ORGANIZATION AND STANDING. TMW and each body corporate, partnership, joint venture, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body), including Canco, is owned or controlled, directly or indirectly, by TMW (the "TMW Subsidiaries"), is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on TMW.

         3.2  AGREEMENT AUTHORIZED AND ITS EFFECTS ON OTHER OBLIGATIONS.

                  (a) TMW and Canco have all requisite corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder and to consummate the Share Restructuring and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by TMW and Canco and the consummation by TMW and Canco of the Share Restructuring and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TMW and Canco. This Agreement has been duly executed and delivered by TMW and Canco and is the valid and binding obligation of TMW and Canco, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

                  (b) Neither the execution, delivery or performance of this Agreement or the Share Restructuring by TMW and Canco, nor the consummation of the transactions contemplated hereby or thereby by TMW and Canco nor compliance with the provisions hereof or thereof by TMW and Canco will: (i) conflict with, or result in any violations of, the Articles of Incorporation or bylaws of TMW or any equivalent document of any of the TMW Subsidiaries, or (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the material properties or assets of TMW or any of the TMW Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TMW or any of the TMW Subsidiaries or their respective properties or assets.

         3.3 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained by TMW or any of the TMW Subsidiaries in connection with the execution and delivery of this Agreement or the Share Restructuring Plan or the consummation of the transactions contemplated hereby or thereby, except for:
(i) the filing with the United States Securities and Exchange Commission (the "SEC") of the Registration Statement (as hereinafter defined), (ii) certain post-signing filings to be made under the Investment Canada Act and/or certain consents to be obtained from the Canadian securities regulatory authorities and
(iii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Share Restructuring or otherwise prevent TMW from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on TMW.

         3.4 CAPITALIZATION. The authorized capital stock of TMW consists of 50,000,000 common shares, $.01 par value ("TMW Common Stock") and 2,000,000 shares of preferred stock, par value $.01 per share ("TMW Preferred Stock"). As of October 31, 1998, 34,836,409 shares of TMW Common Stock were issued and outstanding and 71,384 shares of TMW Common Stock were held by TMW in its treasury. As of October 31, 1998, 1,700,191 shares of TMW Common Stock were reserved for issuance upon the exercise of stock options then outstanding under TMW's stock option plans and 956,123 shares of TMW Common Stock were reserved for future issuance of options under TMW's stock option plans, excluding TMW's Employee Stock Discount Plan. Additionally, as of October 31, 1998, 938,449 shares of TMW Common Stock were reserved for future issuance under TMW's Employee Stock Discount Plan. No shares of TMW Preferred Stock are issued or outstanding. All of the issued and outstanding TMW Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any agreement or other understanding binding upon TMW and were issued in compliance with all applicable charter documents of TMW and all applicable federal, state and foreign securities laws, rules and regulations. There are, and have been, no preemptive rights with respect to the issuance of the TMW Common Stock or any other capital stock of TMW. Except as described in the SEC Documents (as defined in Section 3.10), there are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, agreements or rights (contingent or otherwise) of any character to purchase or otherwise acquire from TMW or any TMW Subsidiary any shares of, or securities convertible into, the capital stock of TMW or any TMW Subsidiary nor are there any rights to payments or benefits based on the price or market value of any shares of capital stock of TMW or any TMW Subsidiary.

         3.5 LITIGATION; INVESTIGATIONS. There is no claim, action, suit or proceeding pending, or to the knowledge of TMW threatened against TMW or any of the TMW Subsidiaries, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on TMW, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against TMW or any of the TMW Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending, or to the knowledge of TMW threatened, against TMW or any of the TMW Subsidiaries before any Governmental Entity.

         3.6 VOTE REQUIRED. No vote of the holders of shares of the capital stock of TMW is necessary to approve this Agreement and the Share Restructuring.

         3.7 BROKERS AND FINDERS. Other than Bear, Stearns & Co. Inc. in accordance with the terms of its engagement letter dated September 9, 1998, a copy of which has previously been provided to MG, none of TMW or any of the TMW Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

         3.8 INFORMATION SUPPLIED. None of the information supplied or to be supplied by TMW for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3.9 AUTHORIZATION FOR TMW COMMON STOCK. TMW has taken all necessary action to permit it to issue the number of shares of TMW Common Stock required to be issued pursuant to the terms of the Share Restructuring Plan, this Agreement and the Support Agreement. The shares of TMW Common Stock issued pursuant to the terms of the Share Restructuring Plan, this Agreement and the Support Agreement will, when issued, be validly issued, fully paid and nonassessable and not subject to preemptive rights.

         3.10 SEC DOCUMENTS. TMW has provided to MG copies of its filings with the SEC since December 31, 1996 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of TMW included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of TMW and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth in the SEC Documents, no event has occurred since the date of filing of such that would constitute a Material Adverse Effect with respect to TMW.

         3.11 DISCLOSURE. No representation or warranty made by TMW in this Agreement or the TMW Disclosure Letter, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by TMW or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as the case may be) to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were made.

         3.12 POOLING MATTERS. To the best knowledge of TMW's executive, financial and accounting officers, prior to the date hereof, neither TMW nor any of the TMW Subsidiaries has taken any action that (without giving effect to any action taken or agreed to be taken by MG or the MG Subsidiaries) would jeopardize the treatment of the business combination to be effected by the Share Restructuring Plan as a pooling of interests for accounting purposes.

         3.13 POOLING OPINION. TMW's board of directors has received a written opinion from Deloitte & Touche LLP ("D&T") dated July 24, 1998 and updated as of November 11, 1998, relating to the eligibility of TMW to be a party to a Share Restructuring Plan accounted for as a "pooling of interests" (the "TMW Pooling Opinion").

         3.14 NO DEFAULTS. Neither TMW nor any TMW Subsidiary is, or has received notice that it would be with the passage of time, in material default or material violation of any term, condition or provision of (a) its charter documents or bylaws; (b) any judgment, decree or order applicable to it; or (c) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument to which TMW or any TMW Subsidiary is now a party or by which it or any of its properties or assets may be bound, and neither TMW nor any TMW Subsidiary has any knowledge that any other party to any such agreements or instruments is in material default with respect thereto.

                                   ARTICLE IV.
                       OBLIGATIONS PENDING EFFECTIVE DATE

         4.1 AGREEMENTS OF TMW, CANCO AND MG. TMW, Canco and MG agree to take the following actions after the date hereof:

                  (a) Each party will promptly execute and file or join in the execution and filing of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each party will use its reasonable best efforts to promptly obtain such authorizations, approvals and consents;

                  (b) MG will allow TMW and its agents access to the files, books, records, offices and employees (including access on a confidential basis) of itself and its subsidiaries, including any and all information relating to MG's tax matters, contracts, leases, licenses and real, personal and intangible property and financial condition. MG will cause its accountants to cooperate with TMW in making available to TMW all financial information reasonably requested, including the right to examine all working papers pertaining to tax matters and financial statements prepared or audited by such accountants;

                  (c) TMW shall furnish to MG copies of the SEC Documents, and make available for review but not reproduction copies of its budget and forecasts for fiscal 1998 and forecasts for 1999. TMW shall provide MG and its accountants and attorneys the opportunity to meet with executive officers of TMW and its outside accountants to discuss the business and prospects of TMW and will authorize its outside accountants to allow MG's outside accountants to review the working papers of D&T pertaining to tax matters or financial statements prepared or audited by D&T subject to customary conditions.

                  (d) TMW and MG shall cooperate in the preparation and prompt filing of the Registration Statement with the SEC and all notices, documents, information with the

         Commission des valeurs mobilieres du Quebec and other securities commissions or regulatory authorities in Canada;

                  (e) Each of TMW and MG will promptly notify the other in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation and warranty of such party contained in this Agreement untrue or inaccurate in any material respect, (ii) of any Material Adverse Effect on such party and (iii) of any breach by such party of any material covenant or agreement contained in this Agreement; and

                  (f) During the period from the date hereof through the Effective Date, unless the parties shall otherwise agree in writing, neither MG nor TMW or any of their respective Subsidiaries shall take or fail to take any reasonable action which action or failure to act would knowingly jeopardize the treatment of MG's combination with TMW and Canco as a pooling of interests for accounting purposes and each of MG and TMW will take all reasonable steps to permit the Share Restructuring to be treated as a pooling of interest for accounting purposes.

                  (g) During the term of this Agreement, each of TMW and MG will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article V hereof, and each of TMW and MG will use its reasonable commercial efforts to cause the Share Restructuring and the other transactions contemplated by this Agreement to be consummated on or prior to January 15, 1999.

         4.2 ADDITIONAL AGREEMENTS OF MG. MG agrees that, except as expressly contemplated by this Agreement or as otherwise agreed to in writing by TMW or as set forth in the MG Disclosure Letter, from the date hereof to the Effective Date it will, and will cause each of the MG Subsidiaries to:

                  (a) Operate its business only in the usual, regular and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it;

                  (b) Continue the same kind and level of advertising in the ordinary course of business consistent with past practice;

                  (c) Accrue and properly reflect in its books all accounts payable including all commitments of any kind to purchase inventory or other goods required by generally accepted accounting principles in Canada to be reflected in its books and not pay such payables in advance of the normal time for such payment consistent with past practices;

                  (d) Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

                  (e) Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

                  (f) Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

                  (g) Not (i) enter into any contracts of employment which (A) cannot be terminated on notice of 14 days or less or (B) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law or (ii) amend any employee benefit plan or stock option plan, except as may be required for compliance with this Agreement or applicable law;

                  (h) Not incur any borrowings except borrowings under its existing revolving credit facilities consistent with past practices and not make any payments of principal or interest with respect to any debt except required regular installment payments set forth in the agreement relating to such debt as in effect on the date hereof;

                  (i) Advise TMW in writing of any commitments to make capital expenditures (including any store remodeling projects) in excess of $25,000 or which cumulatively exceed $100,000 which are not disclosed in the MG Disclosure Letter;

                  (j) Advise TMW in writing of any sale, disposition or encumbrance of any property or assets with a value in excess of $25,000, other than the sale of inventory in the ordinary course of business consistent with past practices and sales disposition or encumbrances described in the MG Disclosure Letter;

                  (k) Not conduct any unusual liquidation of inventory or going out of business sale or any discount or other sale other than in the ordinary course of business consistent with past practices as to time of year, pricing, location and goods sold;

                  (l) Advise TMW in writing of any contract, commitment or series of related contracts or commitments, for the purchase of inventory (other than piece goods) in excess of $100,000, and all such contracts and commitments less than or equal to $100,000 to the extent they aggregate more than $200,000, except for any contract or commitment disclosed in the MG Disclosure Letter;

                  (m) Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is currently in effect;

                  (n) Not amend its charter documents or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

                  (o) Not issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

                  (p) Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

                  (q) Deliver to TMW, within 30 days after the end of each fiscal quarter beginning with the quarter ended October 31, 1998, (i) a consolidated balance sheet and related unaudited statement of income, retained earnings and cash flow and (ii) the corresponding consolidating information each as of the end of each fiscal quarter of MG and each of its Subsidiaries and, and as of the corresponding fiscal quarter of the previous fiscal year. MG hereby represents and warrants that such unaudited consolidated financial statements shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly in all material respects the financial condition of MG as at the dates indicated and the results of operations for the respective periods indicated, (iii) have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) contain all adjustments which MG considers necessary for a fair presentation of its results for each respective fiscal period;

                  (r) Without the prior written consent of TMW, from and after the date hereof, MG and the MG Subsidiaries will not, and will not authorize and will use their reasonable best efforts not to permit any of their officers, directors, employees, financial advisors, representatives and agents ("Representatives") to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to the acquisition of all or any significant part of the assets of MG or of in excess of 20% of the capital stock of MG (an " Acquisition Proposal") from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal;

                  (s) Not change, and not permit any MG Subsidiary to change, its officers, directors or banking arrangements without written disclosure to TMW;

                  (t) Provide to TMW copies of all financial statements and reports provided to any creditor of MG or any MG Subsidiary at the same time they are provided to such creditor;

                  (u) Provide to TMW all tax returns, reports, notifications and information statements filed with or received from any taxation authority together with all other information regarding taxation reasonably requested by TMW;

                  (v) To the extent not prohibited by applicable laws or the terms of any collective bargaining or other agreement with any union, permit one representative of TMW (who shall be one of David Edwab, Gary Ckodre, Eric Lane or Michael Conlon) to attend, but not participate in, MG's weekly business planning meetings and all management meetings pertaining to the production at the facility operated by MG and to attend, but not participate in, all meetings held by management of MG with the union that represents the employees at the factory; provided, that MG represents that it is not aware of any such prohibitions. In addition, MG shall provide TMW a status report as to any meetings held with any industry association of which it is a member or such union and will provide copies of all information given to MG by any industry association of which it is a member or such union within 48 hours of the receipt of such materials by MG;

                  (w) Provide TMW with at least 48 hours notice of any meeting described in subsection (v) above, unless such meeting is called on an emergency basis, in which case MG shall provide TMW notice of such meeting at the time any such emergency meeting is called;

                  (x) Provide to TMW on Tuesday of each week a report indicating the status of attempts to obtain any consent necessary to permit MG and the MG Subsidiaries the right to retain the benefits of all contracts, agreements and permits, including reports with respect to the landlords of the store leases;

                  (y) Permit the representatives of TMW to contact directly all third parties whose consents are necessary to assure that MG and the MG Subsidiaries will retain the benefit of all contracts, agreements and permits; provided, however, that MG shall first have a reasonable opportunity to obtain such consents;

                  (z) Provide TMW with the information set forth on Schedule 4.2; and

                  (aa) Permit the representatives of TMW to contact directly each of the landlords of the Canadian and U.S. leases to discuss such leases; provided, however, that TMW shall provide reasonable prior written notice of any such contact or discussions to MG, MG shall have the right to have one representative present for any such discussion and TMW shall not contact the landlords of the Canadian leases until after the Registration Statement has been filed in accordance with
         Section 4.4 hereof.

         4.3 ADDITIONAL AGREEMENTS OF TMW. TMW agrees that from the date hereof to the Effective Date it will, and will cause each of the TMW Subsidiaries to use its reasonable best efforts to, cause the shares of TMW Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares to be listed on NASDAQ upon the Closing.

         4.4 REGISTRATION STATEMENT.

                  (a) Pursuant to a Registration Rights Agreement by and among TMW and the Shareholders signatory thereto dated as of the date hereof, TMW has agreed that within 15 business days of the date upon which TMW receives the Revised MG Disclosure Letter (as defined herein), TMW shall use its reasonable best efforts to file a registration statement on Form S-3 (the "Registration Statement") with the SEC and use its reasonable best efforts to cause the Registration Statement to become effective prior to the Effective Date that would allow the Shareholders to sell the shares of TMW Common Stock into which the Exchangeable Shares may be exchanged in accordance with the methods of distribution specified by the Securityholders including pursuant to brokers transactions within the meaning of Rule 144 of the Securities Act, the writing of options thereon and pursuant to an underwritten public offering and, if necessary, TMW shall maintain the effectiveness of such registration for so long as any of the Exchangeable Shares remain outstanding and not owned by TMW or any affiliate of TMW. However, TMW shall be under no obligation to maintain the effectiveness of such registration if it shall have determined based upon a written opinion from outside counsel that the Securityholders may sell shares of TMW Common Stock without such registration without regard to the volume limitations set forth in Rules 144 and 145; provided, however, that each Securityholder is furnished with a copy of such written opinion of counsel and such opinion states that each such Securityholder may rely upon it. Additionally, TMW shall not be required to take any actions under this
         Section 4.4 until TMW has received the letters provided for in Section 5.3(k) and (v) hereof;

                  (b) Each party shall promptly furnish to the other party all information concerning such party and its Securityholders as may be reasonably required in connection with any action contemplated by this
         Section 4.4. The Registration Statement shall comply in all material respects with all applicable requirements of law. Each of TMW and MG will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement, if required, or for additional information, and will supply the other with copies of all correspondence with the SEC with respect to the Registration Statement, if required. Whenever any event occurs which should be set forth in an amendment or supplement to the Registration Statement, if required, TMW or MG, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing such amendment or supplement with the SEC;

                  (c) MG shall provide to, and shall arrange for its independent public accountants to provide to, TMW all financial information and statements, including audited financial statements for the period beginning December 23, 1996 and ending January 31, 1997, the year ended January 31, 1998, and interim financial statements for the period ended July 31, 1998, and if requested by TMW to comply with the Rules and Regulations of the SEC interim financial statements for the period ended October 31, 1998, with respect to MG, with such accountants reports thereon, as TMW shall deem necessary or advisable to comply with the Securities Act or the U.S. Securities Exchange Act of 1934. MG shall also arrange for such accountants to consent to the inclusion of such reports and to a reference to them as experts in the Registration Statement; and

                  (d) TMW and MG shall take any action required to be taken under any applicable provincial or state securities laws (including "blue sky" laws) in connection with the issuance of the TMW Common Stock and the Share Restructuring; provided, however, that with respect to the blue sky and Canadian provincial qualifications, neither TMW nor MG shall be required to register or qualify as a foreign corporation or reporting issuer where any such entity is not now so registered or qualified except as to matters and transactions arising solely from the offer and sale of the TMW Common Stock or the issuance of the Exchangeable Shares.

         4.5 PUBLIC ANNOUNCEMENTS. Neither TMW nor MG, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Share Restructuring or the other transactions contemplated hereby without the prior consent of the other party, except as may be required by law or by any listing agreement with a national securities exchange and, provided that, the party making such announcement shall give prior notice to the other party.

         4.6 COMFORT LETTERS. MG shall use its reasonable best efforts to cause to be delivered to TMW a letter (the "MG Comfort Letter") of E&Y substantially in the form of Exhibit B addressed to TMW and dated as of a date within five days before the date on which the Registration Statement shall become effective, in form and substance reasonably satisfactory to TMW and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         4.7 EXPENSES. Whether or not the Share Restructuring is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided, however, that if this Agreement shall have been terminated pursuant to Section 7.1 as a result of the willful breach by a party of any of its representations, warranties, covenants, or agreements set forth in this Agreement, such breaching party shall pay the direct out-of-pocket costs and expenses of the other parties in connection with the transactions contemplated by this Agreement.

         4.8 ADDITIONAL AGREEMENTS BY SHAREHOLDERS.

                  (a) Each of the Shareholders agrees to promptly notify TMW in writing if such Shareholder becomes aware of (i) any event occurring subsequent to date of this Agreement which would render any representation or warranty of MG given in this Agreement untrue or inaccurate in any material respect or (ii) any breach by MG of any material covenant or agreement contained in this Agreement; and

                  (b) Each of the Shareholders agrees that such Shareholder will not transfer any Exchangeable Shares held by such Shareholder unless such transfer shall be in compliance with all related U.S. and Canadian securities, prospectus and registration requirements or unless such Shareholder shall receive a no action letter or similar advice from all appropriate U.S. and Canadian securities authorities or a written opinion from securities counsel reasonably acceptable to TMW to the effect that such transfer may be effected without delivery of a prospectus and registration under all applicable U.S. and Canadian laws.

         4.9 INVENTORY RECONCILIATION. MG shall permit TMW to conduct a test inventory of the MG stores and the manufacturing facility and MG shall cooperate with TMW and shall cause MG's independent accountants to cooperate with TMW to allow TMW to test MG and the MG Subsidiaries' inventory to reconcile the physical inventory to MG's books and records.

         4.10 DEBT REPAYMENT. TMW agrees to cause MG to prepay on the Effective Date the principal and accrued interest owing under (i) the Junior Loan Agreement; (ii) a note in the amount of Can $3,333,333.00 made by GB/B Acquisition Corp. (now known as Golden Brand Clothing (Canada) Ltd.) in favor of 3230074 Canada Inc. (now known as Gronbri Holdings Inc.), which note is guaranteed by Zorro Holding Corp. (now known as MG) and M-Acquisition Corp. (now known as Moores The Suit People Inc.) ("Prosserman Note 1"); (iii) a note in the amount of Can

$1,666,667.00 made by M Acquisition Corp. in favor of 96570 Canada Inc. (now known as Ampro Holdings Inc.), which note is guaranteed by Zorro Holding Corp. (now known as MG) and GB/B Acquisition Corp. (now known as Golden Brand)("Prosserman Note 2" and together with Prosserman Note 1, the "Prosserman Notes"); and (iv) Can $60,000,000 Credit Agreement among Zorro Holding Corp. (now known as MG), as Borrower, and Societe Generale and Caisse de Depot et Placement du Quebec, as Lenders, with Societe Generale, as Administrative Agent, dated December 20, 1996, as amended by a First Amending Agreement to Credit Agreement dated as of March 4, 1997 (as amended, the "Credit Agreement"), and any penalty arising in connection with prepayment of the Credit Agreement. In connection with any such repayment of debt to a party who is not a resident of Canada, MG will withhold any and all appropriate withholding taxes and shall remit such withholding taxes to Revenue Canada.

         4.11 CERTAIN LEASES. TMW shall continue to provide Michel Zelnik and Stuart Kreisler the opportunity to use their respective automobiles and apartments in Montreal and Toronto currently provided by MG for a period of ten days following the Closing Date.

         4.12 MG DISCLOSURE LETTER. Within five business days of the date hereof, MG shall provide TMW with a revised disclosure letter (the "Revised MG Disclosure Letter"). TMW shall have five business days from the date of its receipt of the Revised MG Disclosure Letter to object to any of the information set forth therein which differs from the information contained in the MG Disclosure Letter by providing written notice of any such objection to MG which notice shall contain a description of the items in respect of which TMW objects. Within three business days of the delivery of written notice of any objection by TMW to MG, MG shall have the right to remove the objectionable information or to terminate the Agreement. If no such written notice is provided to MG by TMW during the five business days following the delivery of the Revised MG Disclosure Letter by MG to TMW, then the Revised MG Disclosure Letter shall be deemed to have been provided as of the date hereof and shall replace and supercede the MG Disclosure Letter provided to TMW on the date hereof and all references herein to the MG Disclosure Letter shall thereafter be deemed references to the Revised MG Disclosure Letter.

         4.13 OPTIONHOLDERS AGREEMENT TO EXCHANGE OPTIONS. Within 15 business days of the date upon which TMW receives the Revised MG Disclosure Letter, each Optionholder shall have entered into an agreement in the form of Exhibit C (the "Agreement to Exchange Options") to exchange such Optionholders' Options in accordance with this Agreement; provided, however, that if any Optionholder does not enter into such Agreement to Exchange Options, then at the Effective Time, each Optionholder shall receive an amendment to such Optionholder's Option which shall adjust the "Option Shares" which are subject to such Option in accordance with Section 6 and Section 9(h) of the agreement creating such Option so that such Option Shares shall become a number of Exchangeable Shares equal to the number of Exchangeable Shares exchangeable for each MG Class C Share pursuant to
Section 1.2(c) times the number of MG Class C Shares covered by such Option. The aggregate option price under such Option shall remain unchanged and shall be appropriately allocated to the Exchangeable Shares subject to such Option.

         4.14 TAX CERTIFICATES. Each of the Shareholders, except CDPQ and Marpro, agree to use reasonable best efforts to obtain the tax certificates referred to in Section 5.1(g) hereof.

                                   ARTICLE V.
                       CONDITIONS PRECEDENT TO OBLIGATIONS

         5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY. The obligations of each party to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver before the Effective Date of the following conditions:

                  (a) Consents of Certain Parties in Privity. Except as provided in Section 5.3 and as to leases, TMW and MG shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all their contracts and leases and for them to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on TMW or MG;

                  (b) No Legal Action. No order shall have been entered and remain in effect in any action or proceeding before any Governmental Entity that would prevent or make illegal the consummation of the Share Restructuring;

                  (c) Commissions, etc. All necessary orders shall have been obtained from the relevant United States and Canadian securities regulatory authorities in connection with the Share Restructuring;

                  (d) SEC Matters. The Registration Statement shall have been declared effective under the Securities Act on or before the Effective Date, and at its effective date and on the Closing Date the Registration Statement shall not be the subject of any stop-order;

                  (e) Listings. The TMW Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares shall have been approved for listing on NASDAQ, subject only to notice of issuance;

                  (f) Optionholders. Each Optionholder shall have (i) entered into an agreement in the form of Exhibit D (an "Optionholder Agreement"); (ii) delivered to MG and TMW a certificate confirming whether such Optionholder is a resident or non-resident of Canada for the purposes of the ITA; (iii) in the case of an Optionholder who is a non-resident of Canada for the purposes of the ITA, delivered to MG a certificate reasonably satisfactory to MG and TMW, issued pursuant to subsection 116(2) of the ITA, with respect to the Options disposed of, and having as "certificate limit", as defined in subsection 116(2) of the ITA, an amount equal to or greater than the cost to MG of the Options; and (iv) in the case of an Optionholder who is not an individual and is a non-resident of Canada for the purposes of the ITA, delivered to MG a certificate reasonably satisfactory to MG and TMW, issued pursuant to Section 1098 of the Taxation Act (Quebec), with respect to the Options disposed of, and having as "certificate limit" as defined in Section 1098 of the Taxation Act (Quebec), an amount equal to or greater than the purchase price for MG of the Options;

                  (g) Tax Certificates. Each Shareholder, except CDPQ and Marpro, shall have delivered to MG either (i)(A) in the case of a partnership that is a Shareholder, a certificate confirming the name and address of each member thereof and the percentage of partnership interest held by each member; (B) a certificate reasonably satisfactory to MG and TMW, issued pursuant to subsection 116(2) of the ITA, with respect to the MG Shares disposed of, and having as "certificate limit", as defined in subsection 116(2) of the ITA, an amount equal to or greater than the greater of the cost to MG of the MG Shares and the proceeds of disposition to the Shareholder or the member, as the case may be, of its MG Shares; and
         (C) except in the case of a member of a partnership who is an individual, a certificate reasonably satisfactory to MG and TMW, issued pursuant to Section 1098 of the Taxation Act (Quebec), with respect to the MG Shares disposed of, and having as "certificate limit" as defined in Section 1098 of the Taxation Act (Quebec), an amount equal to or greater than the greater of the cost to MG of the MG Shares and the proceeds of disposition to the Shareholder or the member, as the case may be, of its MG Shares or (ii) a certificate issued pursuant to Subsection 116(2) of the ITA and Section 1098 of the Taxation Act (Quebec) reasonably satisfactory to MG and TMW to the same effect as
         (i)(B) and (C) above issued to a partnership that is a Shareholder which covers the partners in that partnership; and

                  (h) Authorization for Exchangeable Shares. MG shall have taken all necessary action to permit it to issue the number of Exchangeable Shares required to be issued pursuant to the terms of the Share Restructuring Plan, this Agreement and the Support Agreement. The Exchangeable Shares issued pursuant to the terms of the Share Restructuring Plan, this Agreement and the Support Agreement will, when issued, be validly issued, fully paid and nonassessable.

         5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF MG AND THE SHAREHOLDERS. The obligations of MG and the Shareholders to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of TMW contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date, unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, does not result or would not reasonably be expected to result in a Material Adverse Effect on TMW and the TMW Subsidiaries taken as a whole;

                  (b) Covenants. TMW shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by TMW on or before the Effective Date;

                  (c) Certificate. TMW shall have delivered to MG a certificate, dated the Effective Date and signed by its president and its vice president-finance, to the effect set forth in Sections 5.2(a) and (b);

                  (d) Opinion of TMW Counsel. MG shall have received opinions, dated as of the Effective Date, from Fulbright & Jaworski L.L.P., United States counsel for TMW, and from Byers Casgrain, Canadian counsel for TMW, each in form and substance reasonably satisfactory to MG;

                  (e) Affiliates Agreements. TMW shall have furnished copies to MG of the TMW affiliates agreements referred to Section 8.3(b);

                  (f) Certificates and Resolutions. MG shall have received such other certificates and resolutions of TMW as may be reasonably required in connection with the consummation of the transactions contemplated by this Agreement;

                  (g) Aggregate Value. The number of Exchangeable Shares to be issued pursuant to Section 1.2(a) shall not exceed 2.75 million and, when multiplied by the Average Stock Price, shall equal at least U.S. $50 million; and

                  (h) Termination of Employment Agreements. Each of Messrs. Michel Zelnik and Stuart Kreisler shall have received from TMW, on behalf of MG, Can $300,000, less applicable withholding taxes, in cash or immediately available funds in full satisfaction of all amounts owing to each of them under his current employment agreement with MG and such employment agreements shall have been terminated.

         5.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF TMW. The obligations of TMW to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of MG and the Shareholders contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof) shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date, unless the failure or failures of such representations and warranties to be so true and correct (without regard to materiality qualifiers contained therein), individually or in the aggregate, does not result or would not reasonably be expected to result in a Material Adverse Effect on MG and the MG Subsidiaries taken as a whole;

                  (b) Covenants. MG and the Shareholders shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by MG and the Shareholders on or before the Effective Date;

                  (c) Certificate. MG and the Shareholders shall have delivered to TMW a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections 5.3(a) and (b);

                  (d) Opinion of MG Counsel. TMW shall have received opinions, dated as of the Effective Date, from Coudert Brothers, United States counsel for MG, and from Coudert

         Freres, Canadian counsel for MG, each in form and substance reasonably satisfactory to TMW;

                  (e) Pooling Matters. TMW shall not have been advised by D&T or E&Y that the transaction may not be accounted for as a pooling of interest and the SEC shall not have advised or otherwise indicated to TMW that TMW may not account for the transaction as a pooling of interest, and (i) TMW shall have received an opinion from D&T updating the TMW Pooling Opinion as of the Closing Date and (ii) MG shall have received an opinion from E&Y updating the MG Pooling Opinion as of the Closing Date, a copy of which shall have been provided to D&T, each to the effect that the transactions contemplated hereby are poolable;

                  (f) Agreed Upon Procedures Report and Comfort Letter. TMW shall have received the MG Comfort Letter and an additional letter from E&Y, dated the Effective Date, in form and substance reasonably satisfactory to TMW, stating that nothing has come to their attention, as of a date no earlier than five days prior to the Effective Date, which would require any change in the MG Comfort Letter if it were required to be dated and delivered on the Effective Date and TMW and MG shall have received the agreed upon procedures report from E&Y as contemplated by the Confidentiality Agreement (as hereinafter defined);

                  (g) Affiliates Agreements. MG shall have furnished copies to TMW of the MG affiliates agreements referred to Section 8.3(a);

                  (h) Options Exchanged. All Options held by the Optionholders shall have been exchanged in accordance with Section 1.2 and Section 4.13;

                  (i) Amounts to be Paid by Zelnik and Kreisler. Each of Michel Zelnik and Stuart Kreisler shall have paid to MG all advances made by MG or any MG Subsidiary to him net of any salary owed plus any withholding tax MG or an MG Subsidiary is required to remit;

                  (j) Certificate of the Chief Financial Officer. TMW shall have received a certificate signed by the chief financial officer of MG certifying as to the fact that (1) inventory levels, (2) sales of inventory, (3) collection of accounts receivable, (4) payments of accounts payable, including all commitments to purchase inventory or other goods, (5) borrowings incurred and (6) banking arrangements have, for the period between January 31, 1998 and the Closing Date, remained consistent in all material respects with the usual, regular and ordinary manner of business of MG and the MG Subsidiaries consistent with past practices;

                  (k) Letter Regarding Debt Referred to in Section 2.2(b). MG shall have provided TMW a letter from the Junior Lenders to the effect that the Junior Debt can be prepaid by MG at the Junior Debt Fair Value;

                  (l) Certificates and Resolutions. TMW shall have received such other certificates and resolutions of MG as may be reasonably required in connection with the consummation of this Agreement;

                  (m) [Intentionally Omitted];

                  (n) Termination Agreements. Michel Zelnik and Stuart Kreisler shall have entered into termination agreements with MG, in the form of Exhibits E and F, respectively and the existing employment agreements of Michael Zelnik and Stuart Kreisler shall have been terminated accordingly.

                  (o) Resignations. All officers and directors of MG and the MG Subsidiaries designated by TMW shall have submitted written resignations;

                  (p) Non-Competition and Confidentiality Agreements. Michel Zelnik, Stuart Kreisler, Pat De Marco, David Starrett, Mario Parzialie and Martin Prosserman shall have executed Non-Competition and Confidentiality Agreements in the form of Exhibits G, H, I, J, K and L hereto;

                  (q) Accounts Payable. MG shall have delivered to TMW a list of accounts payable of MG and the MG Subsidiaries dated as of the end of the calendar month immediately preceding the Effective Date certified by the President and the Chief Financial Officer of MG as to its accuracy and completeness and setting forth as of such date each account payable of MG and the MG Subsidiaries, except accounts payable which individually do not exceed $1,000 and collectively do not exceed $100,000, which list shall indicate the date the related liability was incurred, the date of the invoice and the payment due date;

                  (r) Repayment of Debt. The Junior Lenders shall not have revoked or modified their consent referred to in Section 2.2(b);

                  (s) Release of Liens. Societe Generale (CANADA), Caisse de Depot et Placement du Quebec, Madeleine L.L.C. and CDPQ shall have made arrangements satisfactory to TMW for the release of all liens with respect to MG or any MG Subsidiary or any of their property upon payment of all amounts owing to such parties;

                  (t) Lease Consents. The landlords with respect to each store located in Canada, where required, shall have consented to the change of control of MG; provided, however, that if consents have not been obtained for stores which had sales in fiscal year ended January 31, 1998 aggregating less than 10% of sales in fiscal year ended January 31, 1998 for all Canadian stores, and provided that consents have been obtained for the West-Ottawa, Markham, Toronto Downtown and Scarborough-East stores, any other leases controlled by Martin Prosserman and seven out of the nine leases entered into after January 31, 1997, then TMW shall be deemed to have waived this requirement as to obtaining the remaining consents prior to Closing;

                  (u) Union Negotiations. Either a new union contract acceptable to the Association shall have been executed by all parties and shall not discriminate against MG or, if a new union contract has not been entered into, there shall exist no strike or other work stoppage, or the announcement thereof, against or at MG (a "Disruption"); provided, however, if this condition cannot be met due to the existence of a Disruption, TMW may postpone the Closing for up to 60 calendar days, or if the condition is met within the 60 calendar days until such date as the condition is met, and if the condition is not met within such 60 calendar days TMW may waive this condition or may terminate the Agreement; and further provided, notwithstanding anything herein to the contrary, that any such Disruption shall not be deemed "material" or to have a "Material Adverse Effect" for purposes of this Agreement;

                  (v) Share Allocation. TMW shall have received a letter from CIBC Wood Gundy Securities Inc., concurred in by Bear Stearns & Co. Inc., to the effect that the allocation of the Exchangeable Shares to the Optionholders and to each class of capital stock of MG is based on the relative fair value of each class of capital stock of MG and the fair value of the Options;

                  (w) Furman Selz Letter. TMW shall have received an updated letter from ING Baring Furman Selz LLC, dated within two business days of Closing, reconfirming its previous letter dated August 28, 1998 and updated as of November 16, 1998, with regard to the ability of MG to obtain high yield financing;

                  (x) Inventory Levels. The inventory levels at the stores operated by Moores The Suit People U.S., Inc. shall not exceed an aggregate book value of $3.9 million; provided, however, that if the Closing shall occur after December 25, 1998 then such inventory levels shall not exceed an aggregate book value of $3.5 million;

                  (y) Hazardous Materials. None of the buildings or premises owned or leased by MG shall contain asbestos, urea formaldehyde, polychlorinated biphenyls (PCB's) or other hazardous materials the presence of which would reasonably be expected to result in a Material Adverse Effect on MG and the MG Subsidiaries taken as a whole; and

                  (z) Termination of Certain Employees. Pearl Chang shall have entered into a termination agreement with MG in the form of Exhibit M and her existing employment with MG shall have been terminated accordingly.

                                   ARTICLE VI.
                      OBLIGATIONS OF PARTIES AFTER CLOSING

         6.1 POST-CLOSING CONFIDENTIALITY. After the Closing, the Shareholders and their Affiliates shall maintain as confidential information all material, non-public information in their possession regarding TMW or its business or assets, and shall not disclose any of such information to any person except as may be required to comply with any governmental requirement.

         6.2 NO SOLICITATION OF EMPLOYEES. To induce TMW to complete the transactions contemplated herein and to effect the Share Restructuring, each Shareholder, other than CDPQ, of MG and each Affiliate (as hereinafter defined) thereof shall not (i) for a two year period commencing on the Effective Date solicit for employment by any person Pat De Marco, David Starrett or Mario Parzialie, and (ii) for a one year period commencing on the Effective Date, solicit for employment by any person any employee of MG or any of the MG Subsidiaries listed on Exhibit A to Confidentiality

Agreement dated August 3, 1998, between TMW and MG (the "Confidentiality Agreement") and will not permit, for the two year and one year periods as applicable, any of the above-mentioned individuals to be hired in any business in which such Shareholder is an officer or director or in which such Shareholder owns more than a 5% interest.

                                  ARTICLE VII.
                                   TERMINATION

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the transactions contemplated hereby by the Securityholders of MG entitled to vote, as follows:

                  (a) by mutual agreement of MG and TMW;

                  (b) by MG, if there has been a breach by TMW of any representation, warranty, covenant or agreement set forth in this Agreement on the part of TMW, or if any representation or warranty of TMW shall have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on TMW, and which TMW fails to cure within 15 business days after written notice thereof from MG (except that no cure period shall be provided for a breach by TMW which by its nature cannot be cured);

                  (c) by TMW, if there has been a breach by MG of any representation, warranty, covenant or agreement set forth in this Agreement on the part of MG, or if any representation or warranty of MG shall have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on MG, and which MG fails to cure within 15 business days after written notice thereof from TMW (except that no cure period shall be provided for a breach by MG which by its nature cannot be cured);

                  (d) by either party, if all the conditions set forth in
Article V hereof shall not have been satisfied or waived on or before 5:00 p.m., Montreal, Canada time on February 28, 1999, other than as a result of a breach of this Agreement by the terminating party;

                  (e) by either party if a final and non-appealable order shall have been entered in any action or proceeding before any Governmental Entity that prevents or makes illegal the consummation of the Share Restructuring;

                  (f) by MG, if TMW shall have approved, or agreed to or announced any agreement to effect, any transaction that would result in any person, who is not currently a TMW stockholder, acquiring beneficial ownership of more than 50% of the issued and outstanding capital stock of TMW or any person who is not currently a TMW stockholder acquires beneficial ownership of more than 50% of the issued and outstanding capital stock of TMW; and

                  (g) by MG, if the Registration Statement shall not have been filed with the SEC within 30 business days of the date hereof.

         7.2 NOTICE OF TERMINATION. Any termination of this Agreement under
Section 7.1 above will be effected by the delivery of written notice by the terminating party to the other party hereto.

         7.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either MG or TMW pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of TMW or MG or their respective officers or directors, except that (i) the provisions of the Confidentiality Agreement shall survive any such termination and abandonment, and (ii) no party shall be released or relieved from any liability arising from the willful breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

                                 ARTICLE VIII.
                             ADDITIONAL AGREEMENTS

         TMW and MG each agree to take the following actions after the execution of this Agreement.

         8.1 THE CLOSING. Subject to the termination of this Agreement as provided in Article VII, the Closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Coudert Freres in Montreal, Quebec on a date (the "Closing Date") and at a time to be mutually agreed upon by the parties, which date shall be no later than the first business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by MG and TMW. Concurrently with the Closing, the Articles of Amendment giving effect to the Share Restructuring Plan will be filed with the Director under the NBBCA.

         8.2 ANCILLARY DOCUMENTS/RESERVATION OF SHARES.

                  (a) Provided all other conditions of this Agreement have been satisfied or waived, MG shall, on the Closing Date, file the Articles of Amendment giving effect to the Share Restructuring Plan pursuant to the NBBCA, such Share Restructuring Plan to contain share conditions for Exchangeable Shares substantially in the form of those contained in Exhibit A.

                  (b) On the Effective Date:

                           (i) TMW shall execute and deliver a Support Agreement substantially in the form of Exhibit N, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably; and

                           (ii) TMW, MG and a Canadian trust company to be mutually agreeable to TMW and MG, acting reasonably, shall execute and deliver a Voting Trust Agreement substantially in the form of Exhibit O, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably.

                  (c) On or before the Effective Date, TMW will reserve for issuance such number of shares of TMW Common Stock as shall be necessary to give effect to the exchanges or exchanges of options contemplated hereby.

         8.3 AFFILIATE AGREEMENTS.

                  (a) To ensure that the Share Restructuring will be accounted for as a "pooling of interests" and to ensure compliance with Rule 145 of the rules and regulations promulgated by the SEC and the Securities Act, on or before the Closing Date MG will use its reasonable best efforts to have its Affiliates sign and deliver to TMW the MG affiliate agreements in the form of Exhibit P. For purposes of this Agreement, an "Affiliate" shall have the meaning referred to in Rule 145 under the Securities Act.

                  (b) To ensure that the Share Restructuring will be accounted for as a "pooling of interests" on or before the Closing Date TMW will use its reasonable best efforts to have its Affiliates sign and deliver to TMW the TMW Affiliate Agreements in the form of Exhibit Q.

                  (c) As soon as practicable after the Effective Date but in no event later than 60 days after the end of the calendar month in which the Closing occurs, unless the Closing occurs in December, in which case no later than 90 days after the end of the calendar month in which the Closing occurs, TMW shall publish in the form of a Current Report on Form 8-K or a press release which is generally disseminated, the consolidated results of operations of TMW, the TMW Subsidiaries, MG and the MG Subsidiaries for a period of at least 30 days after the Effective Date in order for the Securityholders to be able to sell the shares of TMW Common Stock into which the Exchangeable Shares are exchangeable without affecting the accounting of the Share Restructuring as a "pooling of interests" under U.S. generally accepted accounting principles.

         8.4 SAFE INCOME CALCULATION. MG shall cause as soon as reasonably practical, but in all events not later than sixty (60) days from the Effective Date, E&Y, Toronto head office, to calculate for each of the Shareholders its respective share of MG's Safe Income (as the term "Safe Income" is commonly used and applied in the context of subsection 55(2) of the ITA by Canadian income tax counsel generally) before the Safe Income Determination Time (as the term "Safe Income Determination Time" is defined in subsection 55(1) of the ITA) in respect of the transactions contemplated by this Agreement and to provide each of the Shareholders with a copy of such calculation together with sufficient details thereof so as to enable their Canadian income tax counsel to understand the basis of such calculation.

                                   ARTICLE IX.
                                  MISCELLANEOUS

         9.1 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. With the exception of the representations and warranties given by the Shareholders in Article II-B (excluding the representation contained in Sections 2.32 and 2.35) which shall remain in effect until the earlier of (i) the completion of the first audit of the combined companies subsequent to closing (for those matters expected to be resolved in an audit) or (ii) one year following the Closing for all other matters, all representations and warranties of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the valid termination of this Agreement or the Closing Date, whereupon such representations and warranties will expire and be of no further force or effect. All agreements and covenants of the parties shall survive the Closing Date, except as otherwise set forth in this Agreement. TMW hereby agrees that all causes of action which it may have had against MG, any Shareholder or any MG Subsidiary or any of their respective officers, directors, partners, shareholders, members, affiliates and successors in respect of any breach of representation or warranty contained herein by MG or any Shareholder are hereby waived by TMW (a) in the case of representations and warranties which do not survive the Closing, effective at the Closing; and (b) to the extent any other representations and warranties shall survive the Closing for any period, effective at the end of such period; provided that a claim made prior to the termination of a representation or warranty shall remain in effect until such claim is finally resolved.

         9.2 NOTICES. All notices, requests, demands, claims and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered in person or by courier, (ii) sent by facsimile transmission, answer back requested, or (iii) mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

         if to MG:

                  Moores Retail Group Inc.
                  5800, Rue St. Denis, Suite 900
                  Montreal, Quebec H2S 3L5
                  Attn: Michel Zelnik
                  Facsimile: 514.274.4177

         with a copy to:

                  Coudert Brothers
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Attn: Thomas J. Drago
                  Facsimile: 212.626.4120

         if to TMW or Canco:

                  The Men's Wearhouse, Inc.
                  40650 Encyclopedia Circle
                  Fremont, California 94538
                  Attn: David Edwab
                  Facsimile: 713.657.0872

                  and

                  The Men's Wearhouse, Inc.
                  5803 Glenmont
                  Houston, Texas 77081
                  Attn: Gary Ckodre
                  Facsimile: 713.664.7140

         with a copy to:

                  Fulbright & Jaworski L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, Texas, U.S.A.  77010-3095
                  Attn: Michael W. Conlon
                  Facsimile: 713.651.5246

                  and

                  Byers Casgrain
                  1 Place Ville-Marie, Suite 3900
                  Montreal, Quebec, Canada H3B 4M7
                  Attn: Allan A. Mass
                  Facsimile: 514.866.2241

or to such other address as any party shall have furnished to the other by notice given in accordance with this Section 9.2. Such notices shall be effective, (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

         9.3      ARBITRATION.

                  (a) Subject to the limitations set forth herein with respect to the parties' rights to make claims hereunder, including, but not limited to, the limitations set forth in Sections 7.3 and 9.1, any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, including claims for tortious interference or other tortious or statutory claims arising before, during or after termination, providing only that such claim touches upon matters covered by this contract, shall be finally settled by arbitration pursuant to the Arbitration Act, 1991, Ontario, as amended or substituted from time to time as presently in force, except as modified by the specific provisions of this Agreement. The parties expressly agree that nothing in this Agreement shall prevent the parties from applying to a court that would otherwise have jurisdiction over the parties for provisional or interim measures, including injunctive relief. After the arbitration panel is empaneled, it shall have sole jurisdiction to hear such applications, except that the parties agree that any measures ordered by the arbitrators may be immediately and specifically enforced by a court otherwise having jurisdiction over the parties. The parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

                  (b) The parties agree that the federal and province courts located in Toronto, Ontario shall have exclusive jurisdiction over an action brought to enforce the rights and obligations created in or arising from this agreement to arbitrate, and each of the parties hereto irrevocably submits to the jurisdiction of said courts. Notwithstanding the above, application may be made by a party to any court of competent jurisdiction wherever situated for enforcement of any judgment and the entry of whatever orders are necessary for such enforcement. Process in any action arising out of or relating to this agreement may be served on any party to the agreement anywhere in the world by delivery in person against receipt or by registered or certified mail, return receipt requested.

                  (c) The arbitration shall be conducted before a tribunal composed of three arbitrators. If the panel is selected prior to Closing, MG and TMW shall each select an arbitrator. If the arbitration panel is selected after Closing, the Shareholders to which the arbitration relates, on the one hand, and TMW on the other shall each select an arbitrator. In either case, the two arbitrators so selected shall select a third arbitrator within 10 days of selection of the two arbitrators. If the two arbitrators are unable to agree on a third arbitrator, either party may petition the Ontario Court, General Division to appoint the third arbitrator. In addition, if any one of the parties fails to appoint the arbitrator which it is responsible for appointing within 10 days of the request of the other party, then such other party may petition the Ontario Court, General Division to appoint the first party's arbitrator. Prior to his or her formal appointment, each arbitrator shall disclose to the parties and to the other members of the tribunal, any financial, fiduciary, kinship or other relationship between that arbitrator and any party or its counsel, or between that arbitrator and any individual or entity with any financial, fiduciary, kinship or other relationship with any party. Any award or portion thereof, whether preliminary or final, shall be in a written opinion containing findings of fact and conclusions of law signed by each arbitrator. The arbitrator dissenting from an award or portion thereof shall issue a dissent from the award or portion thereof in writing, stating the reasons for his dissent. The arbitrators shall hear and determine any preliminary issue of law asserted by a party to be dispositive of any claim, in whole or part, in the manner of a court hearing a motion to dismiss for failure to state a claim or for summary judgment, pursuant to such terms and procedures as the arbitrators deem appropriate.

                  (d) It is the intent of the parties that, barring extraordinary circumstances, any arbitration hearing shall be concluded within two months of the date the third arbitrator is appointed. Unless the parties otherwise agree, once commenced, hearings shall be held 5 days a week, with each hearing day to begin at 9:00 A.M. and to conclude at 5:00 P.M. The parties may upon agreement extend these time limits, or the chairman of the panel may extend them if he determines that the interests of justice otherwise requires. The arbitrators shall use their best efforts to issue the final award or awards within a period of 30 days after closure of the proceedings. Failure to do so shall not be a basis for challenging the award. The parties and arbitrators shall treat all aspects of the arbitration proceedings, including without limitation, discovery, testimony, and other evidence, briefs and the award, as strictly confidential. The place of arbitration shall be Toronto unless otherwise agreed by the parties.

                  (e) The parties agree that discovery shall be limited and shall be handled expeditiously. Discovery procedures available in litigation before the courts shall not apply in an arbitration conducted pursuant to this agreement. However, each party shall produce relevant and non-privileged documents or copies thereof requested by the other parties within the time limits set and to the extent required by order of the arbitrators. All disputes regarding discovery shall be promptly resolved by the arbitrators. No witness or party may be required to waive any privilege recognized at law. The parties hereby waive any claim to any damages in the nature of punitive, exemplary, or statutory damages in excess of compensatory damages, or any form of damages in excess of compensatory damages, and the arbitration tribunal is specially divested of any power to award any damages in the nature of punitive, exemplary, or statutory damages in excess of compensatory damages, or any form of damages in excess of compensatory damages. The party prevailing on substantially all of its claims shall be entitled to recover its costs, including attorneys' fees, for the arbitration proceedings, as well as for any ancillary proceeding, including a proceeding to compel arbitration, to request interim measures, or to confirm or set aside an award. Notwithstanding anything to the contrary contained in this Agreement, the parties hereby waive any claim to damages in the nature of consequential damages.

         9.4 INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used therein shall be deemed in each case to be followed by the words "without limitation".

         9.5 KNOWLEDGE. As used in this agreement, the words "knowledge", "best knowledge", "awareness", "know", "known" and words of similar meaning of a person shall mean the actual knowledge of such person and, with respect to MG and the MG Subsidiaries, the actual knowledge of Michel Zelnik, Stuart Kreisler, Pat De Marco, David Starrett and Mario Parzialie and, with respect to TMW, the actual knowledge of George Zimmer, David Edwab, Eric Lane and Gary Ckodre.

         9.6 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is, or whose shareholders are, entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

         9.7 GOVERNING LAW; LANGUAGE. All questions arising out of this Agreement and the rights and obligations created herein, or its validity, existence, interpretation, performance or breach shall be governed by the laws of the Province of Ontario. The parties confirm their wish that this agreement and all documents and notices relating hereto be drawn up in English.

         9.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

         9.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         9.10 NUMBER AND GENDER. In this Agreement, words importing the singular number only shall include the plural and vice versa, and words importing any gender shall include all genders.

         9.11 MISCELLANEOUS. This Agreement, which includes the MG Disclosure Letter, the TMW Disclosure Letter and the Exhibits hereto, the Confidentiality Agreement, and any other documents referred to herein or contemplated hereby (a) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof;
(b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

         9.12 DIVISIONS, HEADINGS, ETC.. Division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. The terms "herein", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular article, section, subsection, paragraph or other portion hereof and include any exhibits or appendices hereto and any agreement or instruments supplementary or ancillary hereto.

         9.13 DATE OF ANY ACTION. In the event that any date on which an action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day that is a Business Day. For purposes of this Agreement, "Business Day" shall mean any day on which companies are generally open for business in Montreal, Quebec; Toronto, Ontario and Houston, Texas.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, each of the parties caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                            THE MEN'S WEARHOUSE, INC.


                                            By /s/ DAVID H. EDWAB
                                              ----------------------------------
                                            Name:    David H. Edwab
                                            Title:   President



                                            GOLDEN MOORES COMPANY


                                            By /s/ DAVID H. EDWAB
                                              ----------------------------------
                                            Name:    David H. Edwab
                                            Title:   President



                                            MOORES RETAIL GROUP INC.


                                            By /s/ MICHEL ZELNIK
                                              ----------------------------------
                                            Name:    Michel Zelnik
                                            Title:   CEO



                                            THE SHAREHOLDERS

                                            MARPRO HOLDINGS INC.


                                            By /s/ MARTIN PROSSERMAN
                                              ----------------------------------
                                            Name:    Martin Prosserman
                                            Title:   President

                                            MGB LIMITED PARTNERSHIP


                                            By /s/ MICHEL ZELNIK
                                              ----------------------------------
                                            Name:    Michel Zelnik
                                            Title:   President


                                            CAPITAL D'AMERIQUE CDPQ INC.


                                            By /s/ NORMAND PROVOST
                                              ----------------------------------
                                            Name:    Normand Provost
                                            Title:   President

                                            By /s/ LUC HOULE
                                              ----------------------------------
                                            Name:    Luc Houle
                                            Title:   Vice-President


                                            CERBERUS INTERNATIONAL, LTD.

                                            By: Partridge Hill Overseas
                                                Management Ltd.
                                            (Investment Manager)


                                            By /s/ KEVIN GENDA
                                              ----------------------------------
                                            Name:    Kevin Genda
                                            Title:   Attorney-in-Fact


                                            ULTRA CERBERUS FUND, LTD.

                                            By: Partridge Hill Overseas
                                                Management Ltd.
                                            (Investment Manager)


                                            By /s/ KEVIN GENDA
                                              ----------------------------------
                                            Name:    Kevin Genda
                                            Title:   Attorney-in-Fact

                                            STYX INTERNATIONAL LTD.

                                            By: Partridge Hill Overseas
                                                Management Ltd.
                                            (Investment Manager)


                                            By /s/ KEVIN GENDA
                                              ----------------------------------
                                            Name:    Kevin Genda
                                            Title:   Attorney-in-Fact


                                            THE LONG HORIZONS OVERSEAS FUND LTD.

                                            By: Old Stand Management L.L.C.
                                            (Investment Manager)


                                            By /s/ KEVIN GENDA
                                              ----------------------------------
                                            Name:    Kevin Genda
                                            Title:   Attorney-in-Fact


                                            THE LONG HORIZONS FUND, L.P.

                                            By: Old Stand Associates L.L.C.


                                            By /s/ KEVIN GENDA
                                              ----------------------------------
                                            Name:    Kevin Genda
                                            Title:   Attorney-in-Fact


                                            STYX PARTNERS, L.P.

                                            By: Styx Associates, L.L.C.


                                            By /s/ KEVIN GENDA
                                              ----------------------------------
                                            Name:    Kevin Genda
                                            Title:   Attorney-in-Fact

                                    EXHIBIT A
                            SHARE RESTRUCTURING PLAN

                            SHARE RESTRUCTURING PLAN

                                       AND

                          EXCHANGEABLE SHARE PROVISIONS

                            SHARE RESTRUCTURING PLAN
                INVOLVING AND AFFECTING MOORES RETAIL GROUP INC.
              AND THE HOLDERS OF ITS COMMON SHARES, CLASS B SHARES,
         CLASS C SHARES, CLASS D SHARES, OPTIONS AND SHAREHOLDER RIGHTS

                                    ARTICLE 1

                                 INTERPRETATION

Section 1.1 Definitions. In this Share Restructuring Plan unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

         "Automatic Redemption Date" has the meaning provided in the Exchangeable Share Provisions;

         "Business Day" has the meaning provided in the Exchangeable Share Provisions;

         "Canco" means Golden Moores Company, an unlimited liability company existing under the laws of Nova Scotia and a wholly owned subsidiary of TMW;

         "Class A Preferred Share" means the one authorized Class A Preferred Share of MG having the rights, privileges, restrictions and conditions set out in Appendix C annexed hereto;

         "Closing Price" means the closing price (computed and rounded to the third decimal point) of shares of TMW Common Stock on the Nasdaq on the last trading day prior to the Effective Date;

         "Combination Agreement" means the agreement by and among TMW, Canco, MG and the Shareholders of MG signatory thereto, dated as of November ___, 1998, as amended and restated from time to time, providing for, among other things, this Share Restructuring Plan and the Share Restructuring;

         "Common Shares" means the authorized Common Shares of MG having the rights, privileges, restrictions and conditions set out in Appendix A annexed hereto;

         "Depositary" means _______________________________________________;

         "Effective Date" means the date shown on the Certificate of Amendment giving effect to this Share Restructuring Plan issued by the Director under the NBBCA;

         "Effective Time" means 12:01 a.m. on the Effective Date;

         "Exchange Put Right" has the meaning provided in the Exchangeable Share Provisions;

         "Exchangeable Share Consideration" has the meaning provided in the Exchangeable Share Provisions;

         "Exchangeable Share Price" has the meaning provided in the Exchangeable Share Provisions;

         "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which are set forth in Appendix B hereto;

         "Exchangeable Shares" means the Exchangeable Shares in the capital of MG provided for in this Share Restructuring Plan;

         "Liquidation Call Purchase Price" has the meaning provided in Section 4.1;

         "Liquidation Call Right" has the meaning provided in Section 4.1;

         "Liquidation Date" has the meaning provided in the Exchangeable Share Provisions;

         "MG" means Moores Retail Group Inc., a corporation existing under the laws of New Brunswick;

         "MG Shares" means the MG Common Shares, the MG Class B Shares, the MG Class C Shares and the MG Class D Shares (each as defined in the Combination Agreement);

         "Nasdaq" means National Association of Securities Dealers Automated Quotation System;

         "NBBCA" means the Business Corporations Act (New Brunswick);

         "Options" has the meaning set forth in the Combination Agreement;

         "Option Agreement" shall have the meaning set forth in the Combination Agreement;

         "Option Value" has the meaning set forth in the Combination Agreement;

         "Redemption Call Purchase Price" has the meaning provided in Section
4.2;

         "Redemption Call Right" has the meaning provided in Section 4.2;

         "Share Restructuring" means the share restructuring on the terms and subject to the conditions set out in this Share Restructuring Plan, subject to any amendments thereto made in accordance with Section 5.1 hereof;

         "Subsidiary" has the meaning provided in the Exchangeable Share Provisions;

         "TMW" means The Men's Wearhouse, Inc., a corporation existing under the laws of Texas;

         "TMW Common Stock" has the meaning provided in the Exchangeable Share Provisions;

         "Transfer Agent" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and if there is more than one such agent then the principal Canadian agent; and

         "Voting Trust Agreement" means the agreement so entitled between TMW, Canco, MG and the Trustee named therein to be dated as of the Effective Date and provided for in the Combination Agreement, as amended from time to time.

SECTION 1.2 Sections, Headings and Appendices. The division of this Share Restructuring Plan into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Share Restructuring Plan. Unless otherwise indicated, any reference in this Share Restructuring Plan to a section or an Appendix refers to the specified section of or Appendix to this Share Restructuring Plan. The Appendices are incorporated herein and are part hereof.

SECTION 1.3 Number, Gender and Persons. In this Share Restructuring Plan, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

SECTION 1.4 Date for any Action. In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

SECTION 1.5 Currency. Unless otherwise expressly stated herein, all references to currency and payments in cash or money in this Share Restructuring Plan are to Canadian dollars.

SECTION 1.6 Statutory References. Any reference in this Share Restructuring Plan to a statute includes such statute as amended, consolidated or re-enacted from time to time, all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.

                                    ARTICLE 2

                               SHARE RESTRUCTURING

 SECTION 2.1 Share Restructuring. At the Effective Time on the Effective Date, the following reorganization of capital and other transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

         (a) The Articles of Incorporation of MG shall be amended to create and authorize an unlimited number of Exchangeable Shares and one Class A Preferred Share.

         (b) MG shall issue to Canco one Class A Preferred Share in consideration of the delivery to MG of $1,000. The stated capital of the Class A Preferred Share shall be $1,000. No certificate shall be issued in respect of the Class A Preferred Share.

         (c) Each MG Share will be exchanged for a number of Exchangeable Shares determined in accordance with the provisions of the Combination Agreement, and each such holder thereof will receive a whole number of Exchangeable Shares resulting therefrom. In lieu of fractional Exchangeable Shares, each such holder who otherwise would be entitled to receive a fraction of an Exchangeable Share on the exchange shall be paid by MG an amount, in cash, determined as set forth in
                  Section 3.3.

         (d) In consideration for the exchange of the Options held by a holder of one or more Options, the holder shall be entitled to receive a number of Exchangeable Shares determined in accordance with the provisions of the Combination Agreement, and each such holder thereof will receive a whole number of Exchangeable Shares resulting therefrom. In lieu of fractional Exchangeable Shares, each such holder who otherwise would be entitled to receive a fraction of an Exchangeable Share on the exchange shall be paid by MG an amount, in cash, determined as set forth in Section 3.3.

         (e) Upon the exchange referred to in subsections (c) and (d) above, each such holder of a MG Share shall cease to be such a holder, shall have his name removed from the register of holders of MG Shares and shall become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of the exchange referred to in subsection (c), and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly. Each holder of an Option shall cease to hold such Option, shall become a holder of the number of fully paid Exchangeable Shares to which he is entitled as a result of the exchange referred to in subsection
                  (d) and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

         (f) The aggregate stated capital of the Exchangeable Shares will be equal to the aggregate stated capital immediately prior to the Effective Date of the MG Shares which are exchanged pursuant to such subsection 2.1(c) above, thereby excluding the stated capital attributable to the fractional shares for which payment is made, in cash, as contemplated in subsection
                  (c) above.

         (g) The Articles of Incorporation of MG shall be amended to change the number of authorized MG Shares to an unlimited number of Common Shares and to delete the MG Class B Shares, the MG Class C Shares, the MG Class D Shares, the MG Class E Shares and the MG Class F Shares (each as defined in the Combination Agreement) and the rights, privileges, restrictions and conditions attaching to the Common Shares shall be as set forth in Appendix A.

         (h) The one outstanding Class A Preferred Share will be exchanged for one fully-paid and non-assessable Common Share and the holder thereof shall cease to be a holder of the Class A Preferred Share, shall have its name removed from the register of holders of Class A Preferred Shares and shall become a holder of the Common Share to which it is entitled as a result of the exchange referred to in this subsection (h), and such holder's name shall be added to the register as holder of the Common Share accordingly.

         (i) The stated capital of the one Common Share shall be equal to the stated capital of the one Class A Preferred Share immediately prior to the exchange contemplated in subsection
                  (h).

         (j) The Articles of Incorporation of MG shall be amended to delete the Class A Preferred Share from the authorized share capital so that, after giving effect to the foregoing provisions of this section 2.1, the authorized capital of MG shall consist of an unlimited number of Exchangeable Shares having the rights, privileges, restrictions and conditions set forth in Appendix B hereto and an unlimited number of Common Shares having the rights, privileges, restrictions and conditions set forth in Appendix A hereto.


                                    ARTICLE 3

                       CERTIFICATES AND FRACTIONAL SHARES

SECTION 3.1 Issuance of Certificates Representing Exchangeable Shares. At the Effective Time, MG shall make available to the holders of MG Shares and the holders of Options exchanged pursuant to subsections 2.1(c) and (d), certificates representing the Exchangeable Shares issued pursuant to subsections 2.1(c) and (d) upon the exchange. Upon surrender to MG of a certificate which immediately prior to the Effective Time represented outstanding MG Shares together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the NBBCA and the by-laws of MG in the case of the MG Shares and surrender of the agreement creating the Options in the case of the Options and such additional documents and instruments as MG may reasonably require, the holder of such surrendered certificate or Option Agreements shall be entitled to receive in exchange therefor, and MG shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 3.2 and any cash in lieu of fractional Exchangeable Shares pursuant to Section 3.3), and the certificate or Option Agreement so surrendered shall forthwith be canceled. In the event of a transfer of ownership of MG Shares which is not registered in the transfer records of MG, a certificate representing the proper number of Exchangeable Shares may be issued to a transferee if the certificate representing such MG Shares is presented to MG, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 3.1, each certificate which immediately prior to the Effective Time represented outstanding MG Shares, shall be deemed at any time after the Effective Time, but subject to Section 3.5, to represent only the right to receive upon such surrender (a) the certificate representing Exchangeable Shares as contemplated by this Section 3.1, (b) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by Section
3.3 and (c) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 3.2.

SECTION 3.2 Distributions with Respect to Unsurrendered Certificates. No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares with a record date after the Effective Time shall be paid to the holder of any formerly outstanding MG Shares or any Options which were exchanged pursuant to Section 2.1, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.3, unless and until the certificate representing such shares or the agreement creating such Options, as the case may be, shall be surrendered in accordance with Section 3.1. Subject to applicable law and to Section 3.5, at the time of such surrender of any such certificate or Option Agreement (or, in the case of clause (c) below, at the appropriate payment date), there shall be paid to the holder of the Exchangeable Shares resulting from exchange, in all cases without interest, (a) the amount of any cash payable in lieu of a fractional Exchangeable Share to which such holder is entitled pursuant to Section 3.3, (b) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such Exchangeable Shares, and
(c) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such Exchangeable Shares.

SECTION 3.3 No Fractional Shares. No certificates or scrip representing fractional Exchangeable Shares shall be issued upon the surrender for exchange of certificates or Option Agreements pursuant to Section 3.1, and such fractional interests shall not entitle the owner thereof to vote or to possess or exercise any rights as a security holder of MG. In lieu of any such fractional interests, each person entitled thereto will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (a) such fractional interest, multiplied by (b) the Closing Price, such amount to be provided to the Depositary by MG upon request.

SECTION 3.4 Lost Certificates. If any certificate which immediately prior to the Effective Time represented outstanding MG Shares which were exchanged pursuant to Section 2.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares (and any dividends or distributions with respect thereto and any cash pursuant to Section 3.3) deliverable in respect thereof as determined in accordance with Section 2.1. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Exchangeable Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to MG, TMW and the Transfer Agent, as the case may be, in such sum as MG may direct or otherwise indemnify MG or TMW in a manner satisfactory to MG and the Transfer Agent against any claim that may be made against MG, TMW or the Transfer Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 3.5 Extinguishment of Rights. Any certificate evidencing Exchangeable Shares relating to any certificate which immediately prior to the Effective Time represented outstanding MG Shares which were exchanged pursuant to Section 2.1 which has not been deposited, with all other instruments required by Section 3.1, on or prior to the fifth anniversary of the Effective Date shall be turned over to the appropriate state or province in accordance with the applicable state and province laws regarding escheat and abandoned property, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder and the name of the former registered holder shall be removed from the register of holders of such Exchangeable Shares.

                                    ARTICLE 4

                    CERTAIN RIGHTS AND OBLIGATIONS OF TMW AND
                      CANCO TO ACQUIRE EXCHANGEABLE SHARES

SECTION 4.1 TMW and Canco Liquidation Call Right.

         (a) TMW and Canco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of MG as referred to in Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than TMW and any Subsidiary thereof) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by such holders on payment by TMW or Canco to each holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by either TMW or Canco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to either TMW or Canco, as the case may be, on the Liquidation Date on payment by TMW or Canco to the holder of the Liquidation Call Purchase Price for each such share.

         (b) To exercise the Liquidation Call Right, either TMW or Canco must notify MG's Transfer Agent, as agent for the holders of Exchangeable Shares, and MG, in writing of either TMW's or Canco's intention to exercise such right at least 90 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of MG and as soon as practicable, but in no event less than five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of MG. MG will cause the Transfer Agent to notify the holders of Exchangeable Shares as to whether or not either TMW or Canco has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by either TMW or Canco. If either TMW or Canco exercises the Liquidation Call Right, on the Liquidation Date it will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

         (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, either TMW or Canco shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the right of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by either TMW or Canco without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the TMW Common Stock delivered to it as part of the Liquidation Call Purchase Price. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and the by-laws of MG and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and MG shall cause the Transfer Agent on behalf of either TMW or Canco to deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If neither TMW nor Canco exercises the Liquidation Call Right in the manner described above and the holders of the Exchangeable Shares Provisions have not exercised their put rights in the manner described in
                  Section 4.3 below, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by MG in connection with the liquidation, dissolution or winding-up of MG pursuant to Article 5 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting Trust Agreement.

SECTION 4.2       TMW and Canco Redemption Call Right.

         (a) TMW and Canco shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by MG pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than TMW or any Subsidiary thereof) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by either TMW or Canco of the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date to the holder (the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by either TMW or Canco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to either TMW or Canco, as the case may be, on the Automatic Redemption Date on payment by it to the holder of the Redemption Call Purchase Price for each such share.

         (b) To exercise the Redemption Call Right, TMW and Canco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and MG, in writing of TMW's and Canco's intention to exercise such right not later than the date by which MG is required to give notice of the Automatic Redemption Date. If either TMW or Canco exercises the Redemption Call Right, on the Automatic Redemption Date it will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

         (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, either TMW or Canco, as the case may be, shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by TMW or Canco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the TMW Common Stock delivered to such holder as part of the Redemption Call Purchase Price. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the NBBCA and the by-laws of either TMW or Canco, as the case may be, and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and MG shall cause the Transfer Agent on behalf of TMW or Canco to deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If neither TMW nor Canco exercises the Redemption Call Right in the manner described above and the holders of the Exchangeable Shares have not exercised their Exchange Put Rights in the manner described in Section 4.3 below, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by MG in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting Trust Agreement.

SECTION 4.3 Exchange Put Right. Upon and subject to the terms and conditions contained in the Exchangeable Share Provisions:

         (a) a holder of Exchangeable Shares shall have the right (the "Exchange Put Right") at any time to require Canco to purchase all or any part of the Exchangeable Shares of the holder; and

         (b) upon the exercise by the holder of the Exchange Put Right, the holder shall be required to sell to Canco, and Canco shall be required to purchase from the holder, no later than the time or times prescribed therefor herein or in the Exchangeable Share Provisions, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by Canco of the Exchangeable Share Price applicable thereto and delivery by or on behalf of Canco of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

                                    ARTICLE 5

                                    AMENDMENT

SECTION 5.1 Share Restructuring Plan Amendment. MG reserves the right to amend, modify and/or supplement this Share Restructuring Plan at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document that is agreed to by TMW.

         Any amendment, modification or supplement to this Share Restructuring Plan shall be effective only (a) if it is consented to by MG, (b) if it is consented to by TMW and (c) if it is consented to by the holders of MG Shares or Exchangeable Shares in accordance with the provisions of Section 11.1 of the Exchangeable Share Provisions.

                                APPENDIX A TO THE
                            SHARE RESTRUCTURING PLAN

                    PROVISIONS ATTACHING TO THE COMMON SHARES

         The Common Shares in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

DIVIDENDS

         The holders of the Common Shares, subject to the rights, if any, of any class of shares ranking in priority to the Common Shares, shall be entitled to receive dividends and the Corporation shall pay dividends thereon if, as and when declared by the board of directors of the Corporation, out of the monies of the Corporation properly applicable to the payment of dividends in any financial year, such dividends in any financial year as the board of directors may by resolution determine. A cheque for the amount of the dividend less any required deduction shall be mailed by first class mail to the address of the registered holder thereof.

DISSOLUTION

         In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Common Shares shall be entitled to receive, subject to the rights, if any, of any class of shares ranking in priority to the Common Shares, all of the remaining property and assets of the Corporation.

VOTING RIGHTS

         The holder of a Common Share shall be entitled to one vote for each Common Share held at any meeting of shareholders of the Corporation other than meetings of the holders of another class or series.

                                APPENDIX B TO THE
                         SHARE RESTRUCTURING PLAN OF MG

                   PROVISIONS ATTACHING TO EXCHANGEABLE SHARES


         The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                    ARTICLE 1

                                 INTERPRETATION

         For the purposes of these rights, privileges, restrictions and conditions:

1.1 "ACT" means the Business Corporations Act (New Brunswick), as amended, consolidated or reenacted from time to time.

         "AGGREGATE EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of TMW Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares then issued and outstanding and held by holders other than TMW and its Subsidiaries multiplied by (ii) the number of votes to which a holder of one share of TMW Common Stock is entitled with respect to such matter, proposition or question.

         "AUTOMATIC EXCHANGE RIGHTS" MEANS the benefit of the obligation of Canco to effect the automatic exchange of shares of TMW Common Stock for Exchangeable Shares pursuant to Section 9.7 hereof.

         "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the first to occur of (a) the fifth anniversary of the Effective Date of the Share Restructuring, (b) the date selected by the Board of Directors at a time when less than 15% of the Exchangeable Shares issuable on the Effective Date (other than Exchangeable Shares held by TMW and its Subsidiaries and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into or carrying rights to acquire Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction involving or affecting the Exchangeable Shares) are outstanding, (c) the Business Day prior to the record date for any meeting or vote of the shareholders of the Corporation to consider any matter on which the holders of Exchangeable Shares would be entitled to vote as shareholders of the Corporation, but excluding any meeting or vote as described in clause (d) below or (d) the Business Day following the day on which the holders of Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, if and to the extent such action is required, to approve or disapprove, as applicable, any change to, or in the rights of the holders of, Exchangeable Shares, if the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and the TMW Common Stock.

         "BOARD OF DIRECTORS" means the Board of Directors of the Corporation and any committee thereof acting within its authority.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in one or more of Houston, Texas and Montreal, Canada.

         "CALL NOTICE" has the meaning provided in Section 6.3.

         "CANCO" means Golden Moores Company, an unlimited liability company existing under the laws of Nova Scotia and a wholly owned subsidiary of TMW.

         "CANCO EXCHANGE RIGHT" has the meaning provided in Section 9.1 hereof.

         "CLASS A PREFERRED SHARE" means the Class A Preferred Share in the capital of the Corporation.

         "COMMON SHARES" means the common shares in the capital of the Corporation.

         "CORPORATION" or "MG" means Moores Retail Group Inc., a corporation existing under the laws of the Province of New Brunswick and includes any successor corporation.

         "EFFECTIVE DATE" has the meaning provided in the Share Restructuring Plan.

         "EXCHANGE PUT RIGHT" has the meaning provided in Article 8.

         "EXCHANGE RIGHTS" has the meaning provided in Section 9.1 hereof.

         "Exchangeable Share Consideration" means, for any acquisition of or redemption of or distribution of assets of the Corporation in respect of or purchase pursuant to these Provisions Attaching to Exchangeable Shares, the Share Restructuring Plan, the Support Agreement or the Voting Trust Agreement:

         (a) certificates representing the aggregate number of shares of TMW Common Stock deliverable in connection with such action;

         (b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared and unpaid and undeclared but payable cash dividends deliverable in connection with such action; and

         (c) such stock or property constituting any declared and unpaid and undeclared but payable non-cash dividends deliverable in connection with such action;

provided that (i) that part of the consideration which consists of TMW Common Stock shall be fully paid and satisfied by the delivery of certificates representing such shares of TMW Common Stock, (ii) that part of the consideration which represents non-cash dividends remaining unpaid shall be fully paid and satisfied by delivery of such non-cash items, (iii) any such stock shall be duly issued as fully paid and non-assessable and any such property shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest and (iv) such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest.

         "EXCHANGEABLE SHARE PRICE" means, for each Exchangeable Share, an amount equal to the aggregate, without duplication, of:

         (a)      one share of TMW Common Stock; plus

         (b) an additional amount equal to the full amount of all cash dividends declared and unpaid or undeclared but payable on such Exchangeable Share; plus

         (c) an additional amount equal to all dividends declared on TMW Common Stock which have not been declared or paid on Exchangeable Shares in accordance herewith; plus

         (d) an additional amount representing non-cash dividends declared and unpaid or undeclared but payable on such Exchangeable Share.

         "EXCHANGEABLE SHARES" means the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

         "INSOLVENCY EVENT" means, with respect to MG or Canco, the institution by MG or Canco, as the case may be, of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of MG or Canco, as the case may be, to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by MG or Canco, as the case may be, to contest in good faith any such proceedings commenced in respect of MG or Canco, as the case may be, within 15 days of becoming aware thereof, or the consent by MG or Canco, as the case may be, to the filing of any such petition or to the appointment of a receiver, or the making by MG or Canco, as the case may be, of a general assignment for the benefit of creditors, or the admission in writing by MG or Canco, as the case may be, of its inability to pay its debts generally as they become due, or MG or Canco, as the case may be, not being permitted, pursuant to liquidity or solvency requirements or other provisions of applicable law or pursuant to any obligation (contractual or otherwise) applicable to MG or Canco, to redeem, repurchase or purchase any Exchangeable Shares pursuant to the Exchangeable Share Provisions.

         "LIQUIDATION AMOUNT" has the meaning provided in Section 5.1.

         "LIQUIDATION CALL RIGHT" has the meaning provided in the Share Restructuring Plan.

         "LIQUIDATION DATE" has the meaning provided in Section 5.1.

         "LIQUIDATION EVENT" has the meaning provided in Section 9.5 hereof.

         "LIQUIDATION EVENT EFFECTIVE TIME" has the meaning provided in Section
9.7 hereof.

         "MG EXCHANGE RIGHT" has the meaning provided in Section 9.1 hereof.

         "MG SHARES" means the MG Common Shares, the MG Class B Shares, the MG Class C Shares and the MG Class D Shares (each as defined in the Combination Agreement) of the Corporation.

         "PURCHASE PRICE" has the meaning provided in Section 6.3.

         "REDEMPTION CALL PURCHASE PRICE" has the meaning provided in the Share Restructuring Plan.

         "REDEMPTION CALL RIGHT" has the meaning provided in the Share Restructuring Plan.

         "REDEMPTION PRICE" has the meaning provided in Section 7.1.

         "RETRACTED SHARES" has the meaning provided in subsection 6.1(i).

         "RETRACTION CALL RIGHT" has the meaning provided in subsection
6.1(iii).

         "RETRACTION DATE" has the meaning provided in subsection 6.1(ii).

         "RETRACTION PRICE" has the meaning provided in Section 6.1.

         "RETRACTION REQUEST" has the meaning provided in Section 6.1.

         "SHARE RESTRUCTURING PLAN" means the Share Restructuring Plan in respect of the MG Shares, to which Share Restructuring Plan these share provisions are an appendix.

         "SUBSIDIARY", in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

         "SUPPORT AGREEMENT" means the Support Agreement between TMW, Canco and the Corporation made as of the Effective Date.

         "TMW" means The Men's Wearhouse, Inc., a corporation existing under the laws of the State of Texas.

         "TMW COMMON STOCK" means the shares of common stock of TMW, with a par value of U.S. $0.01 per share, having voting rights of one vote per share, and any other securities resulting from the application of Section 3.7 of the Support Agreement.

         "TMW DIVIDEND DECLARATION DATE" means the date on which the board of directors of TMW declares any dividend on the TMW Common Stock.

         "TRANSFER AGENT" means the duly appointed transfer agent for the time being of the Exchangeable Shares, and if there is more than one such agent then the principal Canadian agent.

         "VOTING TRUST AGREEMENT" means the Voting Trust Agreement between the Corporation, TMW and the Trustee made as of the Effective Date.

                                    ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall rank junior to the Class A Preferred Share, shall rank equally or pari passu with the Common Shares with respect to the payment of dividends pursuant to Section 3.1 hereof and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

                                    ARTICLE 3

                                    DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each TMW Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the TMW Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of TMW Common Stock or (b) in the case of a stock dividend declared on the TMW Common Stock to be paid in TMW Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of TMW Common Stock to be paid on each share of TMW Common Stock or (c) in the case of a dividend declared on the TMW Common Stock in property other than cash or TMW Common Stock, in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of TMW Common Stock. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation. A dividend payable pursuant to (a) above shall be payable in Canadian dollars based on the spot exchange rate as of 12 o'clock noon on the dividend payment date determined by the Bank of Canada.

3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by subsection 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividends represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by subsection 3.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. In all cases any such dividends shall be subject to any reduction or adjustment for tax required to be deducted and withheld from such dividends paid or credited by the Corporation. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend which is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or which otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the TMW Common Stock.

3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends which remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5 Except as provided in Section 3.1, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.


                                    ARTICLE 4

                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section
11.1 of these share provisions:

         (a) pay any dividends on the Common Shares or any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or the payment of any liquidation distribution, or any shares ranking junior to the Exchangeable Shares, other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares;

         (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or the payment of any liquidation distribution or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or the payment of any liquidation distribution;

         (c)      issue any additional Common Shares;

         (d) issue any further Exchangeable Shares (other than pursuant to Section 3.1(b) hereof) or any capital stock ranking superior to the Exchangeable Shares;

         (e) amend the articles or by-laws of the Corporation, in either case in any manner that would affect the rights of the holders of the Exchangeable Shares; or

 .        (f)      take any action to cause the voluntary liquidation of the
                  Corporation.

The restrictions in subsections 4.1(a), 4.1(b), and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared with a record date on or following the effective date of the Share Restructuring Plan on the TMW Common Stock shall have been declared on the Exchangeable Shares and paid in full (either prior to such payment on the Common Shares or simultaneously with such payment on the Common Shares).

                                    ARTICLE 5

                           DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding-up (the "Liquidation Date"), simultaneously with any distribution in respect of the Common Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount"). In connection with payment of the Liquidation Amount, the Corporation shall be entitled to liquidate some of the TMW Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

5.2 On or promptly after the Liquidation Date, and subject to the exercise by TMW and Canco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the TMW Common Stock delivered to them. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting Trust Agreement. The Corporation shall be entitled to liquidate some of the TMW Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                    ARTICLE 6

                   RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time subject to the exercise by TMW and Canco of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price"). In connection with payment of the Retraction Price, the Corporation shall be entitled to liquidate some of the TMW Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in Schedule A hereto or by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

         (i) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

         (ii) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than three Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

         (iii) acknowledging the overriding right (the "Retraction Call Right") of TMW and Canco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares in accordance with the Retraction Call Right on the terms and conditions set out in
                  Section 6.3 below.

6.2 Subject to the exercise by TMW and Canco of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in
Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the

Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with
Section 6.4 hereof. If only a part of the Exchangeable Shares represented by any certificate are redeemed or purchased by TMW and Canco pursuant to the Retraction Call right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify TMW and Canco thereof. In order to exercise the Retraction Call Right, TMW or Canco must notify the Corporation in writing of its determination to do so (the "Call Notice") within two Business Days of such notification. If neither TMW nor Canco notifies the Corporation within two Business Days, the Corporation will notify the holder as soon as possible thereafter that neither TMW nor Canco will exercise the Retraction Call Right. If either TMW or Canco delivers the Call Notice within such two Business Days, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to either TMW or Canco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and TMW or Canco as set forth in the Call Notice shall purchase from such holder and such holder shall sell to either TMW or Canco on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, TMW or Canco shall deposit with the Transfer Agent, on or before the Retraction Date the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that neither TMW nor Canco delivers a Call Notice within two Business Days or otherwise comply with these Exchangeable Share provisions with respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or either TMW or Canco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or, if requested by the holder, by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, except as to any cheque included therein which is not paid on due presentation.

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by either TMW or Canco shall thereafter be considered and deemed for all purposes to be a holder of the TMW Common Stock delivered to it. Notwithstanding the foregoing, until payment of such Exchangeable Share Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting Trust Agreement.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that neither TMW nor Canco has exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of liquidity or solvency requirements or applicable law shall be deemed by giving the Retraction Request to require Canco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Canco to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in Article 9 hereof.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to either TMW or Canco shall be deemed to have been revoked.

                                    ARTICLE 7

              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and if neither TMW nor Canco exercises the Redemption Call Right and the holder does not exercise its Exchange Put Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Price"). In connection with payment of the Redemption Price, the Corporation shall be entitled to liquidate some of the TMW Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation, or the Transfer Agent on behalf of the Corporation, shall, at least 45 days before an Automatic Redemption Date or before a possible Automatic Redemption Date which may result from a failure of the holders of Exchangeable Shares to take necessary action as described in clause (d) of the definition of Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption or possible redemption by the Corporation or the purchase by TMW and Canco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right. In the case of any notice given in connection with a possible Automatic Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

7.3 On or after the Automatic Redemption Date and subject to the exercise by TMW or Canco of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the TMW Common Stock delivered to them as part of the Exchangeable Share Consideration. Notwithstanding the foregoing, until such payment or deposit of such Exchangeable Share Consideration is made, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting Trust Agreement.

                                    ARTICLE 8

                               EXCHANGE PUT RIGHT

8.1      Upon and subject to the terms and conditions contained herein:

         (a) a holder of Exchangeable Shares shall have the right (the "Exchange Put Right") at any time to require Canco to purchase all or any part of the Exchangeable Shares of the holder; and

         (b) upon the exercise by the holder of the Exchange Put Right, the holder shall be required to sell to Canco, and Canco shall be required to purchase from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by Canco of the Exchangeable Share Price applicable thereto (which shall be the Exchangeable Share Price applicable on the Exchange Put Date, as defined below) and delivery by or on behalf of Canco of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price. In connection with payment of the Exchangeable Share Consideration, Canco shall be entitled to liquidate some of the TMW Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

8.2 The Exchange Put Right provided in Section 4.3 of the Share Restructuring Plan and Section 8.1 hereof may be exercised at any time by notice in writing given by the holder to and received by Canco (the date of such receipt, the "Exchange Put Date") accompanied by presentation and surrender of the certificates representing such Exchangeable Shares, together with such documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of the Corporation and such additional documents and instruments as Canco may reasonably require, at the principal offices of the Corporation in Toronto. Such notice may be (i) in the form of the panel, if any, on the certificates representing Exchangeable Shares,
(ii) in the form of the notice and election contained in any letter of transmittal distributed or made available by the Corporation for that purpose, or (iii) in other form satisfactory to the Corporation (or such other persons aforesaid), shall stipulate the number of Exchangeable Shares in respect of which the right is exercised (which may not exceed the number of shares represented by certificates surrendered to Canco), shall be irrevocable unless the exchange is not completed in accordance herewith and shall constitute the holder's authorization to the Corporation (and such other persons aforesaid) to effect the exchange on behalf of the holder.

8.3 The completion of the sale and purchase referred to in section 8.1 shall be required to occur, and Canco shall be required to take all actions on its part necessary to permit it to occur, not later than the close of business on the third Business Day following the Exchange Put Date.

8.4 The surrender by the holder of Exchangeable Shares under section 8.2 shall constitute the representation, warranty and covenant of the holder that the Exchangeable Shares so purchased are sold free and clear of any lien, encumbrance, security interest or adverse claim or interest.

8.5 If a part only of the Exchangeable Shares represented by any certificate is to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

8.6 Upon receipt by Canco of the notice, certificates and other documents or instruments required by section 8.2, Canco shall deliver or cause to be delivered to the relevant holder at the address of the holder specified in the notice or, if requested by the holder, by holding for pick-up by the holder at the registered office of the Corporation the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price, within the time stipulated in section 8.3. Delivery by Canco of such Exchangeable Share Consideration to the holder shall be deemed to be payment of and shall satisfy and discharge all liability for the total applicable Exchangeable Share Price, except as to any cheque included therein which is not paid on due presentation.

8.7 On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total applicable Exchangeable Share Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Exchangeable Share Consideration shall not be made, in which case the rights of such holder shall remain unaffected until such payment has been made. On and after the close of business on the Exchange Put Date provided that presentation and surrender of certificates and payment of the Exchangeable Share Consideration has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by Canco shall thereafter be considered and deemed for all purposes to be a holder of the TMW Common Stock delivered to it. Notwithstanding the foregoing, until payment of the Exchangeable Share

Consideration to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting Trust Agreement.

                                    ARTICLE 9

                                 EXCHANGE RIGHTS

9.1      Upon and subject to the terms and conditions contained herein:

         (a) a holder of Exchangeable Shares shall have the right (the "MG Exchange Right"), upon the occurrence of an Insolvency Event with respect to MG, to require Canco to purchase from such holder all or any part of the Exchangeable Shares held by such holder;

         (b) a holder of Exchangeable Shares shall have the right (the "Canco Exchange Right" and together with the MG Exchange Right, the "Exchange Rights"), upon the occurrence of an Insolvency Event with respect to Canco, to require TMW to purchase from such holder all or any part of the Exchangeable Shares held by such holder;

         (c) upon the exercise by the holder of an Exchange Right, the holder shall be required to sell to either TMW or Canco, and either TMW or Canco shall be required to purchase from the holder, that number of Exchangeable Shares in respect of which the Exchange Right is exercised, in consideration of the payment by either TMW or Canco of the Exchangeable Share Price on the last Business Day prior to the date of closing of the purchase and sale of such Exchangeable Shares under the Exchange Rights, and delivery by and on behalf of either TMW or Canco of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price; provided, that in connection with payment of the Exchangeable Share Consideration, TMW or Canco shall be entitled to liquidate some of the TMW Common Stock which would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation; and

         (d) a holder of Exchangeable Shares shall have the Automatic Exchange Right.

9.2 The purchase price payable for each Exchangeable Share to be purchased by Canco under the MG Exchange Right and by TMW under the Canco Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the MG Exchange Right or the Canco Exchange Right, as the case may be.

9.3 The Exchange Rights provided for in Section 9.1 may be exercised by a holder upon the occurrence and during the continuance of an Insolvency Event with respect to MG or Canco, by notice in writing given to TMW or Canco, as the case may be, accompanied by presentation and surrender of the certificates representing the Exchangeable Shares which such holder desires TMW or Canco, as the case may be, to purchase, duly endorsed in blank, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of MG and such additional documents and instruments as TMW or Canco, as the case may be, may reasonably require and:

         (a) a duly completed form of notice of exercise of the applicable Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating:

                  (i) that the holder thereby exercises the applicable Exchange Right so as to require Canco or TMW, as applicable, to purchase from the holder the number of Exchangeable Shares specified therein,

                  (ii) that such holder has good title to and owns all such Exchangeable Shares to be acquired by Canco or TMW, as applicable, free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests,

                  (iii) the names in which the certificates representing TMW Common Stock issuable in connection with the exercise of such Exchange Right are to be issued, and

                  (iv) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered; and

         (b) payment (or evidence satisfactory to TMW, Canco and MG of payment) of the taxes (if any) payable as contemplated by
                  Section 9.8.

         If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to Canco or TMW are to be purchased by Canco or TMW under such Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of MG.

9.4 Promptly after receipt of the certificates representing the Exchangeable Shares which the holder desires Canco or TMW to purchase under the Exchange Rights (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right), duly endorsed for transfer to Canco or TMW, as the case may be, Canco or TMW, as the case may be, shall immediately thereafter deliver or cause to be delivered to the holder of such Exchangeable Shares (or to such other persons, if any, properly designated by such holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the holder requesting the same shall have paid (or provided evidence satisfactory to TMW, Canco and MG of the payment of) the taxes (if any) payable as contemplated by Section 9.8. Immediately upon the giving of notice by the holder to Canco or TMW, as the case may be, of the exercise of the Exchange Right, (a) the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, (b) Canco or TMW, as the case may be, shall be required to take all action necessary to permit it to occur, including delivery to the holder (or such other persons, if any, properly designated by such holder) of the relevant Exchangeable Share Consideration, no later than the close of business on the third Business Day following the receipt by TMW or Canco, as the case may be, of notice, certificates and other documents as aforesaid and (c) the holder of such Exchangeable Shares shall be deemed to have transferred to Canco or TMW, as the case may be, all of its right, title and interest in and to such Exchangeable Shares, shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Exchangeable Share Consideration, unless such Exchangeable Share Consideration is not delivered by Canco or TMW, as the case may be, to the holder (or such other persons, if any, properly designated by such holder) by the date specified above, in which case the rights of the holder shall remain unaffected until such Exchangeable Share Consideration is delivered by Canco or TMW, as the case may be, and any cheque included therein is paid. Concurrently with such holder ceasing to be a holder of Exchangeable Shares, the holder shall be considered and deemed for all purposes to be the holder of the shares of TMW Common Stock delivered to it pursuant to the Exchange Right. Notwithstanding the foregoing until the Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of the sold Exchangeable Shares for purposes of voting rights with respect thereto under the Voting Trust Agreement.

9.5      (a)      In the event that a holder has exercised its right under
                  Article 6 of the Exchangeable Share Provisions to require MG to redeem any or all of the Exchangeable Shares held by the holder (the "Retracted Shares") and is notified by MG that MG will not be permitted as a result of an Insolvency Event to redeem all such Retracted Shares, subject to receipt by the holder of written notice to that effect from MG and provided that Canco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the holder has not revoked the retraction request delivered by the holder to MG pursuant to Section 6.1 of the Exchangeable Share
                  Provisions, the retraction request will constitute and will be deemed to constitute notice from the holder to Canco of its exercise of the MG Exchange Right with respect to those Retracted Shares which MG is unable to redeem and Canco will purchase such shares in accordance with this Article 9.

         (b)      In the event that a holder has exercised its right under
                  Article 6 of the Exchangeable Share Provisions to require MG to redeem any or all of the Retracted Shares and is notified by MG that MG will not be permitted as a result of an Insolvency Event to redeem all such Retracted Shares, and Canco shall notify the holders that it will not be permitted as a result of an Insolvency Event to purchase any Retracted

                  Shares pursuant to Section 9.5(a), subject to receipt by the holder of written notice to that effect from Canco and provided that TMW shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the holder has not revoked the retraction request delivered by the holder to MG pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the holder to TMW of its exercise of the Canco Exchange Right with respect to those Retracted Shares which Canco is unable to repurchase and TMW will purchase such shares in accordance with this Article 9.

9.6 Immediately upon the occurrence of an Insolvency Event with respect to MG or Canco or any event which with the giving of notice or the passage of time or both would be an Insolvency Event with respect to MG or Canco, MG and TMW shall give written notice thereof to each holder of Exchangeable Shares, which notice shall contain a brief statement of the right of the holders with respect to the applicable Exchange Right.

9.7      (a)      TMW will give each holder of Exchangeable Shares written
notice of each of the following events at the time set forth below:

                  (i) in the event of any determination by the board of directors of TMW to institute voluntary liquidation, dissolution or winding-up proceedings with respect to TMW or to effect any other distribution of assets of TMW among its stockholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

                  (ii) immediately, upon the earlier of (A) receipt by TMW of notice of and (B) TMW's otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of TMW or to effect any other distribution of assets of TMW among its stockholders for the purpose of winding up its affairs.

         (b) In order that the holders of Exchangeable Shares will be able to participate on a pro rata basis with the holders of TMW Common Stock in the distribution of assets of TMW in connection with any event contemplated by Section 9.7(a) above (a "Liquidation Event"), immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of TMW Common Stock. To effect such automatic exchange, Canco shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and each holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time.

         (c) The closing of the transaction of purchase and sale contemplated by Section 9.7(b) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each holder of Exchangeable Shares shall be deemed to have transferred to Canco all of the holder's right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares, and Canco shall deliver to the holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such holder's ceasing to be a holder of Exchangeable Shares, the holder shall be considered and deemed for all purposes to be the holder of the shares of TMW Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for TMW Common Stock, and the certificates held by the holder previously representing the Exchangeable Shares exchanged by the holder with Canco pursuant to such automatic exchange shall thereafter be deemed to represent the shares of TMW Common Stock issued to the holder by Canco pursuant to such automatic exchange. Upon the request of a holder and the surrender by the holder of Exchangeable Share certificates deemed to represent shares of TMW Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Canco may reasonably require, Canco shall deliver or cause to be delivered to the holder certificates representing the shares of TMW Common Stock of which the holder is the holder. Notwithstanding the foregoing, until each holder is actually entered on the register of holders of TMW Common Stock, such holder shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting Trust Agreement.

9.8 Upon any sale of Exchangeable Shares to TMW, Canco or MG, as the case may be, pursuant to these Exchangeable Share Provisions or the Share Restructuring Plan, the share certificate or certificates representing TMW Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the holder of the Exchangeable Shares so sold or in such names as such holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such holder:

         (a) in the case where such holder or, in the case of a partnership that is a holder, a member thereof, is a non-resident for the purposes of the Income Tax Act (Canada), shall have delivered to TMW, Canco or MG, as the case may be, (i) either (A) such certificates reasonably satisfactory to TMW, Canco and MG, issued pursuant to subsection 116(2) of the Income Tax Act (Canada) and Section 1098 of the Taxation Act (Quebec), and having as "certificate limit", as defined in subsection 116(2) of the Income Tax Act (Canada) and Section 1098 of the Taxation Act (Quebec), an amount equal to or greater than the greater of the cost to TMW, Canco or MG, as the case may be, of the Exchangeable Shares and the proceeds of disposition to such holder or member, as the case may be, of the Exchangeable Shares or (B) a certificate issued pursuant to Subsection 116(2) of the ITA and Section 1098 of the Taxation Act (Quebec) reasonably satisfactory to TMW, Canco and MG to the same effect as (i)(A) above issued to a partnership that is a holder which covers the partners in that partnership; and (ii) any other similar certificate under any applicable legislation;

         (b) in the case of a partnership that is a holder, a certificate confirming the name and address of each member thereof and the percentage of partnership interest held by each member; and

         (c)      (i)      shall pay (and neither TMW, Canco nor MG shall be
                           required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such holder; or

                  (ii) shall have established to the satisfaction of TMW, Canco and MG that such taxes, if any, have been paid.

                                   ARTICLE 10

                                  VOTING RIGHTS

10.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 11

                             AMENDMENT AND APPROVAL

11.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

11.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 75% of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 75% of the outstanding Exchangeable Shares at that time are present or represented by proxy (excluding Exchangeable Shares beneficially owned by TMW or its Subsidiaries). If at any such meeting the holders of at least 75% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 75% of the votes cast on such resolution by persons represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares. For the purposes of this section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.

                                   ARTICLE 12

                     RECIPROCAL CHANGES, ETC. IN RESPECT OF
                                TMW COMMON STOCK

12.1 (a) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that TMW will not:

                  (i) issue or distribute shares of TMW Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of TMW Common Stock) to the holders of all or substantially all of the then outstanding shares of TMW Common Stock by way of stock dividend or other distribution; or

                  (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of TMW Common Stock entitling them to subscribe for or to purchase shares of TMW Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of TMW Common Stock); or

                  (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of TMW Common Stock (A) shares or securities of TMW of any class other than TMW Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire TMW Common Stock), (B) rights, options or warrants other than those referred to in subsection 12.1(a)(ii) above, (C) evidences of indebtedness of TMW or (D) assets of TMW;

unless (A) one or both of the Corporation and TMW is permitted under applicable law, and not prohibited by any agreement applicable to the Corporation or TMW, to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or assets and (B) the items referred to in clauses (i), (ii) and (iii) above, as applicable, are issued or distributed simultaneously to holders of Exchangeable Shares.

         (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that TMW will not:

                  (i) subdivide, redivide or change the then outstanding shares of TMW Common Stock into a greater number of shares of TMW Common Stock; or

                  (ii) reduce, combine or consolidate or change the then outstanding shares of TMW Common Stock into a lesser number of shares of TMW Common Stock; or

                  (iii) reclassify or otherwise change the shares of TMW Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of TMW Common Stock;

unless (A) the Corporation is permitted under applicable law, and not prohibited by any agreement applicable to the Corporation or TMW, to simultaneously make the same or an economically equivalent change to, or in the rights of the holders of, the Exchangeable Shares and (B) the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

         The Support Agreement further provides, in part, that, with the exception of certain ministerial amendments, the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 11.1 of these share provisions.

                                   ARTICLE 13

               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

13.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by TMW and Canco with all provisions hereof and of the Share Restructuring Plan, the Support Agreement, the

Voting Trust Agreement and TMW's Restated Articles of Incorporation applicable to the Corporation and TMW, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

13.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement, the Voting Trust Agreement or TMW's Restated Articles of Incorporation without the approval of the holders of the Exchangeable Shares given in accordance with Section 11.1 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

         (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; provided that the Board of Directors shall be of the opinion, after receipt of a written opinion of outside counsel, that such provision and modification are not prejudicial to the interest of the holders of the Exchangeable Shares; or

         (b) making such provisions or modifications not inconsistent with such agreement or certificate as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after receipt of a written opinion of outside counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

         (c) making such changes in or corrections to such agreement or certificate which, on the receipt of a written opinion of outside counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after receipt of a written opinion of outside counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

The Corporation shall send a written notice to the holders of the Exchangeable Shares notifying them of any amendment made pursuant to clause (a), (b) or (c) of this Section 13.2 and a copy of any written opinion of counsel received in connection with any such amendment.

                                   ARTICLE 14

                                     LEGEND

14.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support

Agreement, the provisions of the Share Restructuring Plan relating to the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, and the provisions hereof relating to the MG Exchange Right, the Canco Exchange Right, the Automatic Exchange Rights and the Exchange Put Right and the Voting Trust Agreement (including the provisions with respect to the voting rights thereunder).

                                   ARTICLE 15

                                  MISCELLANEOUS

15.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

15.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction, redemption or exchange of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be, and the method of any such presentation and surrender of certificates shall be at the sole risk of the holder.

15.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Corporation.

15.4 For greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of persons who are not so recorded in such securities register.

15.5 All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be canceled.

                                  SCHEDULE "A"

                              NOTICE OF RETRACTION


To the Corporation and Golden Moores Company ("Canco"):

         This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meaning attributed to such words and expressions in such Share Provisions.

         The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

[ ]  all share(s) represented by the accompanying certificate; or

[ ]  __________ share(s) only.

         The undersigned hereby notifies the Corporation that the Retraction Date shall be _____________.

         NOTE: The Retraction Date must be a Business Day and must not be less than three Business Days nor more than 10 Business Days after the date upon which this notice and the accompanying shares are received by the Corporation. In the event that no such business day is correctly specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

         The undersigned acknowledges the Retraction Call Right of TMW and Canco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to either TMW or Canco in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If either TMW or Canco determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to either TMW or Canco, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Date immediately preceding the Retraction Date.

         The undersigned acknowledges that if, as a result of an Insolvency Event, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Share Provisions) so as to require either TMW or Canco to purchase the unredeemed Retracted Shares.

         The undersigned hereby represents and warrants to the Corporation, TMW and Canco that the undersigned has good title to, and owns, the share(s) represented by the accompanying certificate free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests.

-----------------        ------------------------       -----------------------
 (Date)                  (Signature of Shareholder)     (Guarantee of Signature)

[ ] Please check box if the legal or beneficial owner of the Retracted Shares is a non-resident of Canada.

[ ] Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of American Stock Transfer & Trust Company (the "TRANSFER AGENT") in New York, New York, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder in accordance with the share provisions.


NOTE: This panel must be completed and the accompanying certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its
         principal   transfer  office  in  New  York,  New  York.  The
         securities  and  any  cheque(s)  or  other  non-cash   assets
         resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to,
         or   transferred   into,   respectively,   the  name  of  the
         shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to the shareholder in accordance with the Share Provisions.

-----------------------------------------------------   -----------------------
 Name of Person in Whose Name Securities or Cheque(s)   Date
or Other Non-cash Assets Are To Be Registered, Issued or Delivered (please print)

----------------------------------------------          -----------------------
 Street Address or P.O. Box                             Signature of Shareholder

----------------------------------------------          -----------------------
 City, Province                                         Signature Guaranteed by

NOTE: If the notice of retraction is for less than all of the share(s) represented by the accompanying certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation or its lawful transferee.

                             APPENDIX C TO THE SHARE
                            RESTRUCTURING PLAN OF MG

               PROVISIONS ATTACHING TO THE CLASS A PREFERRED SHARE

         The Class A Preferred Share in the capital of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

 DIVIDENDS

         Subject to the prior rights of the holders of any shares ranking senior to the Class A Preferred Share with respect to priority in the payment of dividends, the holder of the Class A Preferred Share shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation as cumulative dividends in the amount of $1.00 per share per annum payable annually on December 31 in each year in arrears. Such dividends shall accrue from the date of issue to and including the date to which the computation of dividends is to be made. A cheque for the amount of the dividend less any required deduction shall be mailed by first class mail to the address of the registered holder thereof.

 DISSOLUTION

         In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of any shares ranking senior to the Class A Preferred Share with respect to priority in the distribution of assets upon liquidation, dissolution or winding-up, the holder of the Class A Preferred Share shall be entitled to receive an amount equal to the stated capital in respect of the Class A Preferred Share and dividends remaining unpaid, including all cumulative dividends, whether or not declared. After payment to the holder of the Class A Preferred Share of such amounts, such holder shall not be entitled to share in any further distribution of the assets of the Corporation.

 VOTING RIGHTS

         The holder of the Class A Preferred Share shall be entitled to one vote at any meeting of the shareholders of the Corporation other than meetings of the holders of another class or series.

                                    EXHIBIT N
                                SUPPORT AGREEMENT

                                SUPPORT AGREEMENT


         THIS SUPPORT AGREEMENT is entered into as of ____________, 1998, between The Men's Wearhouse, Inc., a Texas corporation ("TMW"), Golden Moores Company, a Nova Scotia unlimited liability company and wholly owned subsidiary of TMW ("Canco"), and Moores Retail Group Inc., a New Brunswick corporation ("MG"), and MARPRO Holdings, Inc., MGB Limited Partnership, Capital D'Amerique CDPQ Inc., Cerberus International, Ltd., Ultra Cerberus Fund, Ltd., Styx International Ltd, The Long Horizons Overseas Fund Ltd., The Long Horizons Fund, L.P. and Styx Partners, L.P. (collectively, the "Shareholders" and each a "Shareholder").

                                    RECITALS

         WHEREAS, pursuant to a Combination Agreement dated as of November __, 1998, by and between TMW, Canco, MG and the Shareholders (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement") the parties agreed that on the Effective Date (as defined in the Combination Agreement), TMW, Canco and MG would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit N to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably.

         WHEREAS, pursuant to a share restructuring (the "Share Restructuring") effected by a share restructuring plan (the "Share Restructuring Plan") filed pursuant to the Business Corporations Act (New Brunswick) (or any successor or other corporate statute by which MG may in the future be governed) (the "Act") each issued and outstanding Common Share, Class B Share, Class C Share and Class D Share of MG (the "MG Shares") and each option to purchase MG Shares (the "Options") was exchanged for issued and outstanding Exchangeable Shares of MG (the "Exchangeable Shares"), and thereafter, MG's sole issued and outstanding Preferred Share was exchanged by the holder thereof for one issued and outstanding Common Share.

         WHEREAS, the above-mentioned Share Restructuring Plan sets forth the rights, privileges, restrictions and conditions (collectively the "Exchangeable Share Provisions") attaching to the Exchangeable Shares.

         WHEREAS, the parties hereto desire to make appropriate provision and to establish a procedure whereby TMW and Canco will take certain actions and make certain payments and deliveries necessary to ensure that TMW and Canco will be able to make certain payments and to deliver or cause to be delivered shares of TMW Common Stock in satisfaction of the obligations of TMW and Canco under the Exchangeable Share Provisions.

         WHEREAS, the parties hereto desire to make appropriate provision and to establish a procedure whereby TMW and Canco will take certain actions and make certain payments and deliveries necessary to ensure that MG will be able to make certain payments and to deliver or cause to be delivered shares of TMW Common Stock in satisfaction of the obligations of MG under the Exchangeable Share Provisions.

         NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE I.

                         DEFINITIONS AND INTERPRETATION

         1.1 Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

         1.2 Interpretation Not Affected by Headings, Etc. The division of this agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

         1.3 Number, Gender, Etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

         1.4 Date for Any Action. If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE II.

                           Covenants of TMW and Canco

         2.1 Delivery by TMW. TMW hereby agrees that it will provide directly to the Shareholders or to Canco, as required by the Exchangeable Share Provisions or the Share Restructuring Plan, out of TMW's authorized and unissued capital stock such number of shares of TMW Common Stock (or other shares or securities into which TMW Common Stock may be reclassified or changed as contemplated by section 3.7 hereof) (a) as is equal to the sum of the number of Exchangeable Shares issued and outstanding from time to time and (b) as are now and may hereafter be required to enable and permit TMW, Canco or MG, as applicable, to meet their obligations hereunder, under the Combination Agreement, the Share Restructuring Plan, the Exchangeable Share Provisions or any other related document.

         2.2 Delivery by Canco. Canco hereby agrees to deliver to the Shareholders or MG, as required by the Exchangeable Share Provisions or the Share Restructuring Plan, such shares of TMW Common Stock as they may become entitled to under the provisions hereof or of the Combination Agreement, the Share Restructuring Plan, the Exchangeable Share Provisions or any other related document.

                                  ARTICLE III.

                         Covenants of TMW, Canco and MG

         3.1 Covenants of TMW and Canco Regarding Exchangeable Shares. So long as any Exchangeable Shares are outstanding, TMW will or will cause Canco and Canco will or will cause MG, as the case may be, to:

                  (a) not declare or pay any dividend on TMW Common Stock unless (A) MG will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (B) subsection 3.1(b) shall be complied with in connection with such dividend;

                  (b) cause MG to declare simultaneously with the declaration of any dividend on TMW Common Stock an equivalent dividend on the Exchangeable Shares and, when such dividend is paid on TMW Common Stock, cause MG to pay simultaneously therewith such equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

                  (c) advise MG sufficiently in advance of the declaration by TMW of any dividend on TMW Common Stock and take all such other actions as are necessary, in cooperation with MG, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on TMW Common Stock;

                  (d) ensure that the record date for any dividend declared on TMW Common Stock is not less than ten Business Days after the declaration date for such dividend;

                  (e) take all such actions and do all such things as are necessary or desirable to enable and permit MG, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of MG or any other distribution of the assets of MG for the purpose of winding up its affairs, including without limitation all such actions and all such things as are necessary or desirable to enable and permit MG to cause to be delivered shares of TMW Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

                  (f) take all such actions and do all such things as are necessary or desirable to enable and permit MG, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the

                           Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit MG to cause to be delivered shares of TMW Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be;

                  (g) take all such actions and do all such things as are necessary or desirable to enable and permit TMW and Canco, in accordance with applicable law and any contractual obligation of TMW, Canco and MG, to, and TMW and Canco shall, pay and perform their obligations to purchase Exchangeable Shares, including without limitation all such actions and all such things as are necessary or desirable to enable and permit TMW and Canco to deliver shares of TMW Common Stock to the holder of Exchangeable Shares, in accordance with Article 6, Article 8 or Article 9 of the Exchangeable Share Provisions and Sections 4.1,
                           4.2 and 4.3 of the Share Restructuring Plan; and

                  (h) cause the Transfer Agent to take all actions to be taken by the Transfer Agent to carry out the terms of the Exchangeable Share Provisions and the Share Restructuring Plan.

         3.2 Segregation of Funds. TMW will or will cause Canco and Canco will or will cause MG, as required by the Exchangeable Share Provisions or the Share Restructuring Plan, to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable TMW, Canco and MG to pay or otherwise satisfy their obligations under the Exchangeable Share Provisions or the Share Restructuring Plan to deliver and pay the Exchangeable Share Consideration and the Exchangeable Share Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and TMW, Canco and MG will use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Exchangeable Share Consideration and the Exchangeable Share Price, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

         3.3 Reservation of Shares of TMW Common Stock. TMW hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of TMW's authorized and unissued capital stock such number of shares of TMW Common Stock (or other shares or securities into which TMW Common Stock may be reclassified or changed as contemplated by section 3.7 hereof) (a) as is equal to the sum of the number of Exchangeable Shares issued and outstanding from time to time and
(b) as are now and may hereafter be required to enable and permit TMW, Canco and MG to meet their obligations hereunder, under the Combination Agreement, the Share Restructuring Plan, the Voting Trust Agreement, the Exchangeable Share Provisions and any other related document pursuant to which TMW, MG or Canco may now or hereafter be required to deliver shares of TMW Common Stock to the holders of Exchangeable Shares.

         3.4 Notification of Certain Events. In order to assist TMW and Canco to comply with their obligations hereunder, MG will give TMW and Canco notice of each of the following events at the time set forth below:

                  (a) immediately, in the event of any determination by the Board of Directors of MG to take any action which would require a vote of the holders of Exchangeable Shares for approval;

                  (b) immediately, upon the earlier of (A) receipt by MG of notice of, and (B) MG otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of MG or to effect any other distribution of the assets of MG among its shareholders for the purpose of winding-up its affairs;

                  (c) immediately, upon receipt by MG of a Retraction Request (as defined in the Exchangeable Share Provisions);

                  (d) at least 130 days prior to any Automatic Redemption Date determined by the Board of Directors of MG in accordance with clause (b) of the definition of Automatic Redemption Date in the Exchangeable Share Provisions; and

                  (e) as soon as practicable upon the issuance by MG of any Exchangeable Shares or rights to acquire Exchangeable Shares.

         3.5 Delivery of Shares of TMW Common Stock. In furtherance of its obligations hereunder, upon notice of any event which requires MG to cause to be delivered shares of TMW Common Stock to any holder of Exchangeable Shares, TMW shall deliver to Canco and Canco shall forthwith deliver or TMW shall be entitled to deliver directly the requisite shares of TMW Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as MG shall direct. All such shares of TMW Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim or interest.

         3.6 Qualification of Shares of TMW Common Stock. TMW covenants that if any shares of TMW Common Stock to be issued and delivered hereunder or under the Combination Agreement, the Share Restructuring Plan or the Exchangeable Share Provisions require registration or qualification with or approval of or the filing of any document including any prospectus or similar document the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be delivered to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of TMW for purposes of Canadian federal or provincial securities law or an "affiliate" of TMW for purposes of United States federal or state securities law), TMW will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of TMW Common Stock to be and remain duly registered, qualified or approved. TMW represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of TMW Common Stock to be issued and delivered hereunder or under the Combination Agreement, the Share Restructuring Plan or the Exchangeable Share Provisions to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of TMW for the purposes of Canadian federal and provincial securities law or an "affiliate" of TMW for purposes of United States federal or state securities law). TMW will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of TMW Common Stock to be delivered hereunder or under the Combination Agreement, the Share Restructuring Plan or the Exchangeable Share Provisions to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

         3.7      Equivalence.

                  (a)      TMW will not:

                           (i) issue or distribute shares of TMW Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of TMW Common Stock) to the holders of all or substantially all of the then outstanding shares of TMW Common Stock by way of stock dividend or other distribution; or

                           (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of TMW Common Stock entitling them to subscribe for or to purchase shares of TMW Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of TMW Common Stock); or

                           (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of TMW Common Stock (A) shares or securities of TMW of any class other than TMW Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of TMW Common Stock), (B) rights, options or warrants other than those referred to in subsection 3.7(a)(ii) above, (C) evidences of indebtedness of TMW or (D) assets of TMW;

         unless

                           (iv) one or all of TMW, Canco and MG is permitted under applicable law and any contractual obligations of TMW, Canco and MG to issue or distribute the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares; and

                           (v) one or all of TMW, Canco and MG shall issue or distribute such rights, options, warrants, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

                  (b)      TMW will not:

                           (i) subdivide, redivide or change the then outstanding shares of TMW Common Stock into a greater number of shares of TMW Common Stock; or

                           (ii) reduce, combine or consolidate or change the then outstanding shares of TMW Common Stock into a lesser number of shares of TMW Common Stock; or

                           (iii) reclassify or otherwise change the shares of TMW Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of TMW Common Stock;

         unless

                           (iv) MG is permitted under applicable law and any contractual obligation of MG to simultaneously make the same or an economically equivalent change to, or in the rights of holders of, the Exchangeable Shares; and

                           (v) the same or an economically equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

                  (c) TMW will ensure that the record date for any event referred to in section 3.7(a) or 3.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 Business Days after the date on which such event is declared or announced by TMW (with simultaneous notice thereof to be given by TMW to MG).

         3.8 Tender Offers, Etc. In the event that a tender offer, share exchange offer, issuer bid, take-over bid, merger, business combination or similar transaction with respect to TMW Common Stock (an "Offer") is proposed by TMW or is proposed to TMW or its shareholders and is recommended by the Board of Directors of TMW, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of TMW, TMW shall, in good faith, take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of TMW Common Stock, without discrimination, including, without limiting the generality of the foregoing, TMW will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by TMW or where TMW is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against MG (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

         3.9 Ownership of Outstanding Shares. Without the prior approval of MG and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11.1 of the Exchangeable Share Provisions, TMW covenants and agrees in favor of MG that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than TMW or any of its Subsidiaries, TMW will be and remain the direct or indirect beneficial owner of all issued and outstanding MG Common Shares and of at least 50.1% of all other securities of MG carrying or entitled to voting rights in any circumstances generally for the election of directors, in each case other than the Exchangeable Shares.

         3.10 TMW to Vote Exchangeable Shares Proportionately. TMW covenants and agrees that it will appoint and cause to be appointed proxy holders with respect to all Exchangeable Shares held by TMW and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. TMW further covenants and agrees that it will, and will cause its Subsidiaries to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the Act with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares in the same proportion as the Exchangeable Shares not held by TMW and its Subsidiaries are voted by the holders thereof; provided, however, that any such obligation of TMW and its Subsidiaries to vote Exchangeable Shares proportionately shall only apply to matters of MG with respect to which the Exchangeable Shares are entitled to vote.

         3.11 Due Performance. On and after the Effective Date, TMW and Canco shall duly and timely perform all of their obligations provided for in the Share Restructuring Plan, including any obligations that may arise upon the exercise of TMW's or Canco's rights under the Exchangeable Share Provisions.

         3.12 Automatic Redemption Date. Each of TMW, Canco and MG agrees that it will not take any action which would cause an Automatic Redemption Date to occur under clause (c) of the definition thereof under the Exchangeable Share Provisions.

                                   ARTICLE IV.

                                     GENERAL

         4.1 Term. This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any party other than TMW and any of its Subsidiaries.

         4.2 Changes in Capital of TMW and MG. Notwithstanding the provisions of section 4.4 hereof, at all times after the occurrence of any event effected pursuant to section 3.7 or 3.8 hereof, as a result of which either TMW Common Stock or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which TMW Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

         4.3 Severability. If any provision of this agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this agreement shall not in any way be affected or impaired thereby and this agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

         4.4 Amendments, Modifications, Etc. This agreement may not be amended, modified or waived except by an agreement in writing executed by TMW, Canco and MG and approved by the holders of the Exchangeable Shares in accordance with
Section 11.1 of the Exchangeable Share Provisions.

         4.5 Ministerial Amendments. Notwithstanding the provisions of Section 4.4, TMW, Canco and MG may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

             (a) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares; provided, that the Board of Directors shall be of the opinion, after receipt of a written opinion of outside counsel, that such covenants are not prejudicial to the interests of the holders of the Exchangeable Shares; or

             (b) making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of TMW, Canco and MG, it may be expedient to make, provided that each such board of directors shall be of the opinion, after receipt of a written opinion of outside counsel, that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

             (c) making such changes or corrections which, on receipt of a written opinion of outside counsel to TMW, Canco and MG, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the boards of directors of each of TMW, Canco and MG shall be of the opinion, after receipt of a written opinion of outside counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

The Corporation shall send a written notice to the holders of the Exchangeable Shares notifying them of any amendment made pursuant to clause (a), (b) or (c) of this Section 4.5 and a copy of any written opinion of counsel received in connection with any such amendment.

         4.6 Meeting to Consider Amendments. MG, at the request of TMW or Canco, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of MG, the Exchangeable Share Provisions and all applicable laws.

         4.7 Amendments Only in Writing. No amendment to or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

         4.8 Inurement; Third Party Beneficiaries. This agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

         4.9 Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

         if to MG:

                  Moores Retail Group Inc.
                  5800, Rue St. Denis, Suite 900
                  Montreal, Quebec H2S 3L5
                  Attn: Michel Zelnik
                  Facsimile: 514.274.4177

         with a copy to:

                  Coudert Brothers
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Attn: Thomas J. Drago
                  Facsimile: 212.616.4120

         if to the Shareholders:

                  ------------------
                  ------------------
                  ------------------
                  Attn:
                       -------------
                  Facsimile
                           ---------
         with a copy to:

                  ------------------
                  ------------------
                  ------------------
                  Attn:
                       -------------
                  Facsimile
                           ---------


         if to TMW or Canco:

                  The Men's Wearhouse, Inc.
                  40650 Encyclopedia Circle
                  Fremont, California 94538
                  Attn: David Edwab
                  Facsimile: 713.657.0872

         with a copy to:

                  Fulbright & Jaworski L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, Texas, U.S.A.  77010-3095
                  Attn: Michael W. Conlon
                  Facsimile: 713.651.5246

                  and

                  Byers Casgrain
                  1 Place Ville-Marie, Suite 3900
                  Montreal, Quebec, Canada H3B 4M7
                  Attn: Allan A. Mass
                  Facsimile: 514.866.2241

         Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof, unless such day is not a Business Day, in which case it shall be deemed to have been given and received upon the immediately following Business Day.

         4.10 Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

         4.11 Jurisdiction. This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario.

         4.12 Attornment. TMW and Canco agree that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waive any objection which they may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction, and TMW hereby appoints Canco at its registered office in the Province of Ontario as TMW's attorney for service of process.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                      THE MEN'S WEARHOUSE, INC.



                                      By
                                         -------------------------------------
                                                     David Edwab
                                                     President


                                      GOLDEN MOORES COMPANY



                                      By
                                         -------------------------------------
                                                     [name]
                                                     [title]


                                      MOORES RETAIL GROUP INC.



                                      By
                                         -------------------------------------
                                                     [name]
                                                     [title]


                                      THE SHAREHOLDERS

                                      MARPRO HOLDINGS, INC.


                                      By
                                         -------------------------------------
                                      Name:
                                      Title:

                                   MGB LIMITED PARTNERSHIP


                                   By
                                     -------------------------------------
                                   Name:
                                   Title:


                                   CAPITAL D'AMERIQUE CDPQ INC.


                                   By
                                     -------------------------------------
                                   Name:
                                   Title:


                                   CERBERUS INTERNATIONAL, LTD.

                                   By: Partridge Hill Overseas Management Ltd.
                                   (Investment Manager)


                                   By
                                     -------------------------------------
                                   Name:
                                   Title:


                                   ULTRA CERBERUS FUND, LTD.

                                   By: Partridge Hill Overseas Management Ltd.
                                   (Investment Manager)


                                   By
                                     -------------------------------------
                                   Name:
                                   Title:


                                   STYX INTERNATIONAL LTD.

                                   By: Partridge Hill Overseas Management Ltd.
                                   (Investment Manager)


                                   By
                                     -------------------------------------
                                   Name:
                                   Title:

                                     THE LONG HORIZONS OVERSEAS FUND LTD.

                                     By: Old Stand Management L.L.C.
                                     (Investment Manager)


                                     By
                                        ------------------------------------
                                     Name:
                                     Title:


                                     THE LONG HORIZONS FUND, L.P.

                                     By: Old Stand Associates L.L.C.


                                     By
                                        ------------------------------------
                                     Name:
                                     Title:


                                     STYX PARTNERS, L.P.

                                     By: Styx Associates, L.L.C.


                                     By
                                        ------------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT O
                             VOTING TRUST AGREEMENT

                             VOTING TRUST AGREEMENT


         THIS VOTING TRUST AGREEMENT (this "Agreement") is entered into as of ___________________, 1998, by and between The Men's Wearhouse, Inc., a Texas corporation ("TMW"), Golden Moores Company, a Nova Scotia unlimited liability company and wholly owned subsidiary of TMW ("Canco"), Moores Retail Group Inc., a New Brunswick corporation ("MG"), and The Trust Company of Bank of Montreal, a Canadian trust company ("Trustee").

         WHEREAS, pursuant to a Combination Agreement dated as of November __, 1998, by and between TMW, Canco, MG and the Shareholders of MG signatory thereto (collectively, the "Shareholders") (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement") the parties agreed that on the Effective Date (as defined in the Combination Agreement), TMW and MG would execute and deliver a Voting Trust Agreement containing the terms and conditions set forth in Exhibit O to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably.

         WHEREAS, pursuant to a share restructuring (the "Share Restructuring") effected by an Article of Amendment giving effect to the share restructuring plan (the "Share Restructuring Plan") filed pursuant to the Business Corporations Act (New Brunswick) (or any successor or other corporate statute by which MG may in the future be governed) (the "Act"), each issued and outstanding Common Share, Class B Share, Class C Share and Class D Share of MG (a "MG Common Share") and each option to purchase MG Shares was exchanged for issued and outstanding Exchangeable Shares of MG (the "Exchangeable Shares"), and thereafter, MG's sole issued and outstanding Preferred Share was exchanged by the holder thereof for one issued and outstanding MG Common Share.

         WHEREAS, the above-mentioned Share Restructuring Plan sets forth the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares (collectively, the "Exchangeable Share Provisions").

         WHEREAS, TMW is to provide voting rights in TMW to each holder (other than TMW and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of TMW Common Stock.

         WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in TMW shall be exercisable by holders (other than TMW and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of TMW Series A Special Voting Preferred Stock (the "TMW Series A Special Voting Preferred Stock") to which voting rights attach for the benefit of such holders.

         WHEREAS, these recitals and any statements of fact in this Agreement are made by TMW, Canco and MG and not by the Trustee.

         NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         1.1 Definitions. In this Agreement, the following terms shall have the following meanings:

         "AGGREGATE EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of TMW Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of Exchangeable Shares issued and outstanding and held by Holders multiplied by (ii) the number of votes to which a holder of one share of TMW Common Stock is entitled with respect to such matter, proposition or question.

         "AUTHORIZED PERSONS" has the meaning provided in Section 7.20 hereof.

         "BOARD OF DIRECTORS" means the Board of Directors of MG.

         "BUSINESS DAY" has the meaning provided in the Exchangeable Share Provisions;

         "EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of TMW Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of TMW Common Stock is entitled with respect to such matter, proposition or question.

         "EXCHANGEABLE SHARE CONSIDERATION" has the meaning provided in the Exchangeable Share Provisions.

         "EXCHANGEABLE SHARE PROVISIONS" has the meaning provided in the recitals hereto.

         "EXCHANGEABLE SHARES" has the meaning provided in the recitals hereto.

         "HOLDER VOTES" has the meaning provided in Section 4.2 hereof.

         "HOLDERS" means the registered holders from time to time of Exchangeable Shares, other than TMW and its Subsidiaries.

         "LIST" has the meaning provided in Section 4.6 hereof.

         "MG COMMON SHARES" has the meaning provided in the recitals hereto.

         "NOTICE EVENT" has the meaning provided in Section 7.17 hereof.

         "OFFICER'S CERTIFICATE" means, with respect to TMW, Canco or MG, as the case may be, a certificate signed by any one of the Chairman of the Board, the Vice-Chairman of the Board (if there be one), the President or any Vice-President of TMW, Canco or MG, as the case may be.

         "PERSON" includes an individual, body corporate, partnership, limited liability partnership, company, limited liability company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

         "SHARE RESTRUCTURING" has the meaning provided in the recitals hereto.

         "SHARE RESTRUCTURING PLAN" has the meaning provided in the recitals hereto.

         "SUBSIDIARY" has the meaning provided in the Exchangeable Share Provisions.

         "SUPPORT AGREEMENT" means that certain support agreement made as of even date hereof by and between TMW, Canco, MG and the Shareholders signatory thereto.

         "TMW COMMON STOCK" has the meaning provided in the Exchangeable Share Provisions.

         "TMW CONSENT" has the meaning provided in Section 4.2 hereof.

         "TMW MEETING" has the meaning provided in Section 4.2 hereof.

         "TMW SERIES A SPECIAL VOTING PREFERRED STOCK" has the meaning provided in the recitals hereto.

         "TMW SUCCESSOR" has the meaning provided in subsection 11.1(a) hereof.

         "TRUST" means the trust created by this Agreement.

         "TRUST ESTATE" means the Voting Share, any other securities and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

         "TRUSTEE" means The Trust Company of Bank of Montreal and, subject to the provisions of Article X hereof, includes any successor trustee or permitted assigns.

         "VOTING RIGHTS" means the voting rights attached to the Voting Share.

         "VOTING SHARE" means the one share of TMW Series A Special Voting Preferred Stock, U.S. $0.01 par value, issued by TMW to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of TMW Common Stock equal to the Aggregate Equivalent Vote Amount.

         1.2 Interpretation Not Affected by Headings, Etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         1.3 Number, Gender, Etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

         1.4 Date for Any Action. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

                                   ARTICLE II

                              PURPOSE OF AGREEMENT

         The purpose of this Agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights, as trustee for and on behalf of the Holders as provided in this Agreement.

                                   ARTICLE III

                                  VOTING SHARE

         3.1 Issuance and Ownership of the Voting Share. TMW hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this Agreement. TMW hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by TMW to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

             (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

             (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share, and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

         3.2 Legended Share Certificates. MG will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Holder Votes.

         3.3 Safe Keeping of Certificate. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

                                   ARTICLE IV

                            EXERCISE OF VOTING RIGHTS

          4.1 Voting Rights. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of TMW at a TMW Meeting or in connection with a TMW Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7.15 hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article IV from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a TMW Consent is sought or a TMW Meeting is held. To the extent that no instructions are received from a Holder with respect to the Holder Votes to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder Votes.

         4.2 Number of Votes. With respect to all meetings of stockholders of TMW at which holders of shares of TMW Common Stock are entitled to vote (a "TMW Meeting") and with respect to all written consents sought by TMW from its stockholders, including the holders of shares of TMW Common Stock (a "TMW Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by TMW or by applicable law for such TMW Meeting or TMW Consent, as the case may be (the "Holder Votes"), in respect of each matter, question or proposition to be voted on at such TMW Meeting or to be consented to in connection with such TMW Consent.

         4.3 Mailings to Shareholders. With respect to each TMW Meeting and TMW Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as TMW utilizes in communications to holders of TMW Common Stock, subject to the Trustee's ability to provide such method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by TMW to its stockholders:

             (a) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of TMW;

             (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such TMW Meeting or TMW Consent, as the case may be, or, pursuant to Section 4.7 hereof, to attend such TMW Meeting and to exercise personally the Holder Votes thereat;

             (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

                           (i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

                           (ii) a proxy to a designated agent or other representative of the management of TMW to exercise such Holder Votes;

                  (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

                  (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

                  (f) a statement of (i) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a TMW Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and (ii) the method for revoking or amending such instructions.

         The materials referred to above are to be provided by TMW to the Trustee, but shall be subject to review and comment by the Trustee.

         For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such TMW Meeting or TMW Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by TMW or by applicable law for purposes of determining stockholders entitled to vote at such TMW Meeting or to give written consent in connection with such TMW Consent. TMW will notify the Trustee in writing of any decision of the board of directors of TMW with respect to the calling of any such TMW Meeting or the seeking of any such TMW Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

         4.4 Copies of Stockholder Information. TMW will deliver to the Trustee copies of all proxy materials, (including notices of TMW Meetings, but excluding proxies to vote shares of TMW Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of TMW Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of TMW Common Stock (but in any event, no later than one Business Day before the day on which materials are first sent to holders of TMW Common Stock). The Trustee will mail or otherwise send to each Holder, at the expense of TMW, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by TMW) received by the Trustee from TMW at the same time as such materials are first sent to holders of TMW Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal corporate trust office in the city of Toronto.

         4.5 Other Materials. Immediately after receipt by TMW or any stockholder of TMW of any material sent or given generally to the holders of TMW Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), TMW shall use all reasonable commercial efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of TMW, copies of all such materials received by the Trustee from TMW. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal corporate trust office in the city of Toronto. It shall be a condition precedent to the Trustee's obligations under this Agreement including, in particular, under Sections 4.3, 4.4 and 4.9, that TMW or MG, as the case may be, prepare the applicable material, List and mailing labels and provide the Trustee with a sufficient quantity thereof in a timely fashion.

         4.6 List of Persons Entitled to Vote. MG shall, (i) prior to each annual, general and special TMW Meeting or the seeking of any TMW Consent and
(ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a TMW Meeting or a TMW Consent, at the close of business on the record date established by TMW or pursuant to applicable law for determining the holders of TMW Common Stock entitled to receive notice of and/or to vote at such TMW Meeting or to give consent in connection with such TMW Consent. Each such List shall be delivered to the Trustee promptly after receipt by MG of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. TMW agrees to give MG written notice (with a copy to the Trustee) of the calling of any TMW Meeting or the seeking of any TMW Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable MG to perform its obligations under this Section 4.6.

         4.7 Entitlement to Direct Votes. Any Holder named in a List prepared in connection with any TMW Meeting or any TMW Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4.3 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled; provided, that such Holder has obtained a valid proxy from the Trustee to vote the Holder Votes which the Holder desires to vote by proxy.

         4.8 Voting by Trustee, and Attendance of Trustee Representative, at Meeting.

                  (a) In connection with each TMW Meeting and TMW Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.3 hereof, the Holder Votes as to which such Holder is entitled to direct



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

                           the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to
                           Section 4.3 hereof.

                  (b) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each TMW Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

                           (i) has not previously given the Trustee instructions pursuant to Section 4.3 hereof in respect of such meeting, or

                           (ii) submits to the Trustee's representatives written revocation of any such previous instructions.

          At such meeting, the Holder exercising such Holder Votes pursuant to a proxy provided in accordance with Section 4.8(b) shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

         4.9 Distribution of Written Materials. Any written materials to be distributed by the Trustee to the Holders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as TMW utilizes in communications to holders of TMW Common Stock) to each Holder at its address as shown on the books of MG. MG shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

                  (a)      current lists of the Holders; and

                  (b) mailing labels to enable the Trustee to carry out its duties under this Agreement.

         The materials referred to above are to be provided by MG to the Trustee, but shall be subject to review and comment by the Trustee.

         4.10 Termination of Voting Rights. Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be



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

surrendered by the Holder to TMW, and such Holder Votes and the Voting Rights represented thereby shall cease immediately, upon the delivery by such Holder to TMW, Canco or MG of the certificates representing such Exchangeable Shares in connection with the exchange of Exchangeable Shares for shares of TMW Common Stock pursuant to the Share Restructuring Plan, the Exchangeable Share Provisions or the Support Agreement (unless in any case TMW, Canco or MG shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Holders).

                                    ARTICLE V

                             [INTENTIONALLY OMITTED]


                                   ARTICLE VI

                    RESTRICTIONS ON ISSUANCE OF TMW SERIES A
                         SPECIAL VOTING PREFERRED STOCK

         During the term of this Agreement, TMW will not issue any shares of TMW Series A Special Voting Preferred Stock in addition to the Voting Share.

                                   ARTICLE VII

                             CONCERNING THE TRUSTEE

         7.1 Powers and Duties of the Trustee. The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

                  (a) receipt and holding of the Voting Share from TMW as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

                  (b) granting proxies and distributing materials to Holders as provided in this Agreement;

                  (c) voting the Holder Votes in accordance with the provisions of this Agreement;

                  (d)      holding title to the Trust Estate;

                  (e) taking action at the direction of a Holder or Holders to enforce the obligations of TMW, Canco and MG under this Agreement; and

                  (f) taking such other actions and doing such other things as are specifically provided in this Agreement.

         In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement. In particular, the Trustee shall have no liability or responsibility arising under any agreement or instrument, including the Exchangeable Share Provisions or any other agreement or instrument referred to in this Agreement, to which the Trustee is not a party and shall not be bound by any notice of a claim or demand with respect thereto. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

         7.2 No Conflict of Interest. The Trustee represents to MG and TMW that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article X hereof. If, notwithstanding the foregoing provisions of this Section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7.2, any interested party may apply to the superior court of the province in which MG has its registered office for an order that the Trustee be replaced as trustee hereunder.

         7.3 Dealings with Transfer Agents, Registrars, Etc. TMW, Canco and MG irrevocably authorize the Trustee, from time to time, to:

                  (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and TMW Common Stock; and

                  (b) requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement.



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

         MG and TMW irrevocably authorize their respective registrars and transfer agents to comply with all such requests.

         7.4 Books and Records. The Trustee shall keep available for inspection by TMW and MG, at the Trustee's principal corporate trust office in Toronto, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights for the term of this Agreement. On or before March 31, 1999, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to TMW and MG a brief report, dated as of the preceding December 31, with respect to:

                  (a) property and funds comprising the Trust Estate as of that date; and

                  (b) all other actions taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

         7.5 [Intentionally Omitted].

         7.6 Indemnification Prior to Certain Actions by Trustee. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Holder upon such Holder's furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby; provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article IV hereof, subject to Section 7.15 hereof. None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

         7.7 Actions by Holders. No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

         7.8 Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts



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

and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder, and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7.9 hereof, if applicable, and with any other applicable provisions of this Agreement.

         7.9 Evidence and Authority to Trustee. TMW, Canco and/or MG shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by TMW, Canco and/or MG or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of TMW, Canco and/or MG forthwith if and when:

                  (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7.9; or

                  (b) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives TMW, Canco and/or MG written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

         Such evidence shall consist of an Officer's Certificate of TMW, Canco and/or MG or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

         Whenever such evidence relates to a matter other than the Voting Rights and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of TMW, Canco and/or MG it shall be in the form of an Officer's Certificate or a statutory declaration.

         Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

                  (i) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

                  (ii) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and



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

                  (iii) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

         7.10 Experts, Advisers and Agents. The Trustee may:

                  (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by TMW, Canco and/or MG or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

                  (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by
                           it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

         7.11 [Intentionally Omitted].

         7.12 Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

         7.13 Trustee Not Bound to Act on Request. Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of TMW, Canco and/or MG or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

         7.14 Authority to Carry on Business. The Trustee represents to TMW, Canco and MG that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this Section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights shall not be affected in any manner whatsoever by reason only of such event; provided, however, the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Ontario, either become so authorized or resign in the manner and with the effect specified in Article X hereof.



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



         7.15 Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

                  (a) the rights of all adverse claimants with respect to the Voting Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

                   (b) all differences with respect to the Voting Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

         If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

         7.16 Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

         7.17 Notice to Trustee. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms of this Agreement; nor shall the Trustee be required to take notice of, be deemed to have actual or constructive notice or knowledge of any matter under this Agreement, or take any action in connection with any notice of any TMW Meeting or the seeking of any TMW Consent (each a "Notice Event"), unless and until notified in writing of such Notice Event in accordance with section 14.3 hereof which notice shall distinctly specify the Notice Event desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Agreement conclusively assume that no such Notice Event has occurred.

         7.18 Merger or Consolidation of Trustee. Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Trustee shall be a party, or any corporation succeeding to the trust business of the Trustee shall be the successor to the Trustee under this Agreement without any further act on its part or any of the



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



parties hereto, provided that such corporation would be eligible for appointment as a successor trustee under the provisions of this Agreement.

         7.19 No Personal Liability. In the exercise of the powers, authorities or discretion conferred upon the Trustee under this Agreement, the Trustee is and shall be conclusively deemed to be acting as trustee of the Trust and shall not be subject to any personal liability for any liabilities, obligations, claims, demands, judgments, costs or expenses against or with respect to the Trust.

         7.20 Incumbency Certificate. Each of TMW, Canco and MG shall file with the Trustee a certificate of incumbency setting forth the names of the individuals authorized to give instructions, directions or other instruments to the Trustee ("Authorized Persons") together with specimen signatures of such persons, and the Trustee shall be entitled to rely on the latest certificate of incumbency filed with it unless it receives notice of a change in Authorized Persons with updated specimen signatures.

                                  ARTICLE VIII

                                  COMPENSATION

         TMW, Canco and MG jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that TMW, Canco and MG shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

                                   ARTICLE IX

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

         9.1 Indemnification of the Trustee. TMW, Canco and MG jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by TMW, Canco or MG pursuant hereto. In no case shall TMW, Canco or MG be liable under this indemnity for any claim against any of the Indemnified Parties unless TMW, Canco and MG shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (i) below, TMW, Canco and MG shall be entitled to participate at their own expense in the defense and, if TMW, Canco or MG so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by TMW, Canco or MG; or (ii) the named parties to any such suit include both the Trustee and TMW, Canco or MG and the Trustee shall have been advised by counsel acceptable to TMW, Canco or MG that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to TMW, Canco or MG and that an actual or potential conflict of interest exists (in which case TMW, Canco and MG shall not have the right to assume the defense of such suit on behalf of the Trustee, but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement or the resignation or replacement of the Trustee.

         9.2 Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

                                    ARTICLE X

                                CHANGE OF TRUSTEE

         10.1 Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to TMW, Canco and MG specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless TMW, Canco and MG otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, TMW, Canco and MG shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the superior court of the province in which MG has its registered office upon application of one or more of the parties hereto.

         10.2 Removal. The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by TMW, Canco and MG, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10.1.

         10.3 Successor Trustee. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to TMW, Canco and MG and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed



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

or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of TMW, Canco and MG or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, TMW, Canco, MG and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

         10.4 Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein, TMW, Canco and MG shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If TMW, Canco or MG shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of TMW, Canco and MG.

                                   ARTICLE XI

                                 TMW SUCCESSORS

         11.1 Certain Requirements in Respect of Combination, Etc. TMW shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

                  (a) such other Person or continuing corporation (the "TMW Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the TMW Successor of liability for all moneys payable and property deliverable hereunder, the covenant of such TMW Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of TMW under this Agreement; and

                  (b) such transaction shall, to the reasonable satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

         11.2 Vesting of Powers in Successor. Whenever the conditions of Section
11.1 hereof have been duly observed and performed, the Trustee, if required by
Section 11.1 hereof, the TMW



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Successor and MG shall execute and deliver the supplemental agreement provided for in Article XII hereof, and thereupon the TMW Successor shall possess and from time to time may exercise each and every right and power of TMW under this Agreement in the name of TMW or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of TMW or any officers of TMW may be done and performed with like force and effect by the directors or officers of such TMW Successor.

         11.3 Wholly owned Subsidiaries. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly owned subsidiary of TMW with or into TMW.

                                   ARTICLE XII

                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

         12.1 Amendments, Modifications, Etc. Subject to Section 12.4, this Agreement may not be amended, modified or waived except by an agreement in writing executed by TMW, Canco, MG and the Trustee and approved by the Holders in accordance with Section 11.1 of the Exchangeable Share Provisions. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

         12.2 Ministerial Amendments. Notwithstanding the provisions of Section
12.1 hereof, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

                  (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder; provided that the Board of Directors shall be of the opinion, after receipt of a written opinion of outside counsel, that such covenants are not prejudicial to the interests of the holders of the Exchangeable Shares; or

                  (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of TMW, Canco and MG and in the opinion of the Trustee and its counsel, having in mind the best interests of the Holders as a whole, it may be expedient to make; provided that such boards of directors and the Trustee and its counsel shall be of the opinion, after receipt of a written opinion of outside counsel, that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

                  (c) making such changes or corrections which, on the advice of counsel to TMW, Canco, MG and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided



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                           that the Trustee and its counsel and the board of
                           directors of each of TMW, Canco and MG shall be of the opinion, after receipt of a written opinion of outside counsel, that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

         MG shall send a written notice to the Holders notifying them of any amendment made pursuant to this Section 12.2 and a copy of any written opinion of counsel received in connection with any such amendment.

         12.3 Meeting to Consider Amendments. MG, at the request of TMW or Canco, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of MG, the Exchangeable Share Provisions and all applicable laws.

         12.4 Changes in Capital of TMW and MG. At all times after the occurrence of any event effected pursuant to the Support Agreement, as a result of which either TMW Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which TMW Common Stock or the Exchangeable Shares or both are so changed, and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

         12.5 Execution of Supplemental Agreements. From time to time MG (when authorized by a resolution of its Board of Directors), TMW (when authorized by a resolution of its board of directors), Canco (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

                  (a) evidencing the succession of any TMW Successors to TMW and the covenants of and obligations assumed by each such TMW Successor in accordance with the provisions of Article XI and the successor of any successor trustee in accordance with the provisions of Article X;

                  (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights which, in the opinion of the Board of Directors of each of TMW, Canco and MG and in the opinion of the Trustee and its counsel, after receipt of a written opinion of outside counsel, will not be prejudicial to the interests of the Holders as a whole or are in the written opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to TMW, Canco, MG, the Trustee or this Agreement; and



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



                  (c) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Board of Directors of each of TMW, Canco and MG and in the opinion of the Trustee and its counsel, after receipt of a written opinion of outside counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

                                  ARTICLE XIII

                                   TERMINATION

         13.1 Term. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

                  (a) no outstanding Exchangeable Shares are held by a Holder;

                  (b) each of TMW, Canco and MG elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 11.1 of the Exchangeable Share Provisions and notice of such termination is provided to the Trustee; and

                  (c) 21 years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

         13.2 Survival of Agreement. This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles VIII and IX hereof shall survive any such termination of this Agreement.

                                   ARTICLE XIV

                                     GENERAL

         14.1 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby, and the Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

         14.2 Inurement; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders. The parties hereto acknowledge and agree that the holders of the Exchangeable Shares are intended to be third party beneficiaries of this Agreement and shall be



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

entitled to all rights and benefits provided hereunder which affect such holders and shall be entitled to enforce such rights and benefits as if they were a party hereto.

         14.3 Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

         if to MG:

                  Moores Retail Group Inc.
                  5800, Rue St. Denis, Suite 900
                  Montreal, Quebec H2S 3L5
                  Attn: Michael Zelnik
                  Facsimile: 514.274.4177

         with a copy to:

                  Coudert Brothers
                  1114 Avenue of the Americas
                  New York, New York 10036
                  Attn: Thomas J. Drago
                  Facsimile: 212.616.4120

         if to TMW or Canco:

                  The Men's Wearhouse, Inc.
                  40650 Encyclopedia Circle
                  Fremont, California 94538
                  Attn: David Edwab
                  Facsimile: 713.657.0872

         with a copy to:

                  Fulbright & Jaworski L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, Texas, U.S.A.  77010-3095
                  Attn: Michael W. Conlon
                  Facsimile: 713.651.5246

                  and



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



                  Byers Casgrain
                  1 Place Ville-Marie, Suite 3900
                  Montreal, Quebec, Canada H3B 4M7
                  Attn: Allan Mass
                  Facsimile: 514.866.2241


         If to the Trustee:

                  The Trust Company of Bank of Montreal
                  Suite 5104, First Canadian Place
                  Toronto, Ontario M5X 1A1
                  Attn: Senior Trust Officer
                  Facsimile: 416.867.6264

         Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof, and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

         14.4 Notice to Holders. Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

         14.5 Risk of Payments by Post. Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by MG or by TMW of Canco or by such Holder to the Trustee or to TMW, Canco or MG, the making of such payment or sending of such document sent through the post shall be at the risk of TMW, Canco or MG in the case of payments made or documents sent by the Trustee or TMW, Canco or MG, and the Holder, in the case of payments made or documents sent by the Holder.

         14.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         14.7 Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

         14.8 Attornment. TMW agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, agrees to be bound by any judgment of such courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and TMW hereby appoints Canco at its registered office in the Province of Ontario as TMW's attorney for service of process.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the date first above written.

                                        THE MEN'S WEARHOUSE, INC.


                                        By:
                                            ------------------------------------
                                                          David Edwab
                                                          President


                                        GOLDEN MOORES COMPANY


                                        By:
                                            ------------------------------------
                                                          David Edwab
                                                          President


                                        MOORES RETAIL GROUP INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                                        THE TRUST COMPANY OF BANK OF
                                        MONTREAL


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:



                                      -25-